                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY
                                                                  --------------






================================================================================







                             INVESTMENT AGREEMENT

                                    between

                                  DENTSU INC.

                                      and

                                   BDM, INC.








                          Dated as of March 14, 2000







================================================================================

                               TABLE OF CONTENTS


                                   RECITALS

                                   ARTICLE I
                          SALE AND PURCHASE OF SHARES

1.1.   Sale and Purchase of Shares......................................   1
1.2.   Closing..........................................................   2
1.3.   Closing Deliveries by BDM........................................   2
1.4.   Closing Deliveries by Dentsu.....................................   2

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                                    OF BDM

2.1.   Due Organization.................................................   2
2.2.   Capitalization, Title to Shares, etc.............................   3
2.3.   Authority........................................................   5
2.4.   No Conflict; BBH.................................................   5
2.5.   Governmental Approvals and Other Consents........................   6
2.6.   Client Relationships.............................................   6
2.7.   Financial Statements, Undisclosed Liabilities....................   6
2.8.   Absence of Changes...............................................   7
2.9.   Litigation.......................................................  10
2.10.  Indebtedness.....................................................  11
2.11.  Taxes............................................................  11
2.12.  Compliance with Law, Contractual Obligations, etc................  11
2.13.  Securities Law Compliance........................................  12
2.14.  No Broker or Finder..............................................  12
2.15.  Merger Documents.................................................  12
2.16.  Disclosure.......................................................  12
2.17.  Offering Memorandum; BDM Material Adverse Effect.................  12

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                   OF DENTSU

3.1. Due Organization....................................................... 13
3.2. Authority.............................................................. 13
3.3. No Conflict............................................................ 13
3.4. Governmental Approvals and Other Consents.............................. 14
3.5. No Broker or Finder.................................................... 14
3.6. Private Placement...................................................... 14

                                  ARTICLE IV
                               COVENANTS OF BDM

4.1. Satisfaction of Closing Conditions; Notification....................... 15
4.2. Public Announcements................................................... 15
4.3. Further Actions........................................................ 16
4.4. Conduct of BDM Business................................................ 16
4.5. Subsequent Financial Statements and Reports............................ 17
4.6. Issuance of Additional Shares of Class B Stock......................... 17
4.7. Signatories to BDM Voting Trust Agreement and BDM Stock Purchase
          Agreement......................................................... 17

                                   ARTICLE V
                              COVENANTS OF DENTSU

5.1. Satisfaction of Closing Conditions; Notification....................... 18
5.2. Public Announcements................................................... 18
5.3. Further Actions........................................................ 18

                                  ARTICLE VI
                             CONDITIONS TO CLOSING

6.1. Conditions to Obligations of Each Party................................ 18
       (a)   No Injunction, etc............................................. 19
       (b)   Government Approvals and Consents.............................. 19
6.2. Conditions to Obligations of Dentsu.................................... 19
       (a)   Representations and Warranties................................. 19
       (b)   Performance of Agreements...................................... 19

       (c)   Officer's Certificate......................................... 20
       (d)   No Material Adverse Effect.................................... 20
       (e)   Related Documents............................................. 20
       (f)   Restated Charter and By-Laws.................................. 20
       (g)   Opinions...................................................... 20
       (h)   Corporate and Other Proceedings............................... 21
6.3. Conditions to Obligations of BDM...................................... 21
       (a)   Representations and Warranties................................ 21
       (b)   Performance of Agreements..................................... 21
       (c)   Officer's Certificate......................................... 22
       (d)   Corporate Proceedings......................................... 22
       (e)   Alliance Agreement............................................ 22
       (f)   Opinion of Counsel............................................ 22

                                  ARTICLE VII
                               PREEMPTIVE RIGHTS


7.1. Preemptive Rights prior to the IPO.................................... 22
7.2. Preemptive Rights with respect to the IPO............................. 25
7.3. Termination of Preemptive Rights...................................... 27
7.4. Issuance of Class B Stock............................................. 28

                                 ARTICLE VIII
                       STANDSTILL AND TRANSFER PROVISIONS

8.1. Standstill............................................................ 28
8.2. Transfer Restrictions................................................. 31
8.3. Legends............................................................... 33
8.4. Registration Rights................................................... 34

                                  ARTICLE IX
                        GOVERNANCE AND OTHER AGREEMENTS

9.1. Governance............................................................ 34
9.2. Rights of First Offer................................................. 36
9.3. Information and Inspection............................................ 39
9.4. Filings Regarding Rule 144............................................ 39
9.5. Tax Cooperation....................................................... 40

                                   ARTICLE X
                                  TERMINATION

10.1.   Termination................................................... 40
10.2.   Effect of Termination......................................... 40

                                  ARTICLE XI
                                INDEMNIFICATION

11.1.   Indemnification by BDM........................................ 40
11.2.   Indemnification by Dentsu..................................... 41
11.3.   Notice of Claims and Cure Period.............................. 41
11.4.   Limitations on Claims......................................... 42
11.5.   Termination of Indemnification................................ 43
11.6.   Third Person Claims........................................... 43

                                  ARTICLE XII
                                CONFIDENTIALITY

12.1.   Confidentiality of Terms of Related Documents................. 44
12.2.   Confidentiality of Certain Information........................ 45
12.3.   Exclusions.................................................... 46

                                   ARTICLE XIII
                                   MISCELLANEOUS

13.1.   Expenses...................................................... 46
13.2.   Notices....................................................... 47
13.3.   GOVERNING LAW, ETC............................................ 48
13.4.   Arbitration................................................... 48
13.5.   Judicial Procedure............................................ 50
13.6.   Binding Effect................................................ 50
13.7.   Assignment.................................................... 50
13.8.   No Third-Party Beneficiaries.................................. 50
13.9.   Amendment; Waivers, etc....................................... 50
13.10.  Severability.................................................. 51
13.11.  Headings...................................................... 51

13.12.  Counterparts........................................................ 51
13.13.  Interpretation...................................................... 51
13.14.  No Other Representations or Warranties; Adequacy of Investigation... 51
13.15.  Entire Agreement.................................................... 52

Schedules


Schedule A     Definitions
Disclosure Schedule



Exhibits

Exhibit A      Form of Restated Charter
Exhibit B      Form of Registration Rights Agreement
Exhibit C      Form of Alliance Agreement
Exhibit D      Form of Restated By-Laws
Exhibit E      Form of Opinion of Sidley & Austin
Exhibit F      Form of Opinion of Kirkland & Ellis
Exhibit G      Form of Opinion of General Counsel of BDM
Exhibit H      Form of Opinion of Debevoise & Plimpton
Exhibit I      Form of Opinion of Tokyo Eiwa

          INVESTMENT AGREEMENT, dated as of March 14, 2000, between DENTSU INC., a company organized under the laws of Japan with its principal office at 1-11, Tsukiji, Chuo-Ku, Tokyo 104-8426, Japan (together with its successors and assigns, "Dentsu") and BDM, Inc., a corporation organized under the laws of Delaware with its principal office at 35 West Wacker Drive, Chicago, Illinois 60601 (together with its successors and assigns, "BDM"). Capitalized terms used herein without definition have the respective meanings assigned to such terms in Schedule A.

                                   RECITALS

          A. The Leo Group, Inc. ("TLG") and The MacManus Group, Inc. ("TMG"), each a Delaware corporation, have entered into a business combination as a result of which they have become wholly-owned subsidiaries of BDM.

          B. The parties hereto desire to provide for the issuance by BDM to Dentsu of shares of BDM's Class B Stock representing 21.6% of the aggregate voting capital stock of BDM outstanding as of the Closing Date (including the Share Replacement Options).

          C. BDM presently anticipates effecting and underwritten public offering of shares of BDM Common Stock, including a registration of such shares under the Securities Act and a listing of the BDM Common Stock on a national securities exchange or on NASDAQ (an "IPO"), within two years from the date hereof.

          D. In order to achieve the foregoing objectives and otherwise to establish mutually beneficial arrangements for long-term cooperation, the parties hereto desire to enter into this Agreement, the Registration Rights Agreement and the Alliance Agreement, all upon the terms and conditions set forth herein and therein.

          NOW, THEREFORE, in consideration of the mutual premises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:


                                   ARTICLE I
                          SALE AND PURCHASE OF SHARES

          1.1.  Sale and Purchase of Shares.  Upon the terms and subject to the
                ---------------------------
conditions set forth in this Agreement, BDM will issue and sell to Dentsu, at the Closing, an aggregate of 4,274,248 shares of BDM's Class B Stock (the "Shares"), equal to 21.6% of the aggregate number of shares of BDM Common Stock outstanding as of the Closing Date (taking into account the Shares to be issued to Dentsu pursuant to this Agreement and treating the shares of BDM Common Stock subject to the Share Replacement Options as being outstanding for such purposes), for a purchase price of $115.38 per share, and an aggregate purchase price of $493,162,734.20 (the "Aggregate Purchase Price").

          1.2. Closing. The closing of the sale and purchase of the Shares (the
               -------
"Closing") shall take place at 10:00 am, local time, at the offices of BDM in Chicago (or at such other place as the parties may agree upon), on March 14, 2000, or as soon as practicable following the satisfaction or waiver of all of the conditions precedent set forth in Article VI or on such other date as the parties may agree (the "Closing Date").

          1.3. Closing Deliveries by BDM. At the Closing, BDM shall deliver, or
               -------------------------
cause to be delivered, the following to Dentsu:

          (a) stock certificates representing the Shares, in good form for delivery, free and clear of all Liens (other than any Liens created by Dentsu) and registered in the name of Dentsu; and

          (b) the opinions, certificates, agreements and other documents contemplated to be delivered pursuant to Section 6.2.

          1.4. Closing Deliveries by Dentsu. At the Closing, Dentsu shall
               ----------------------------
deliver, or cause to be delivered, the following to BDM:

          (a) the Aggregate Purchase Price, by means of wire transfer to the account of BDM which has been designated to Dentsu; and

          (b) the opinion, certificates, agreements and other documents contemplated to be delivered pursuant to Section 6.3.


                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                                    OF BDM

          BDM represents and warrants to Dentsu as of the date hereof and as of Closing Date as follows:

          2.1. Due Organization. (a) BDM is a corporation duly organized,
               ----------------
validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate all of its assets and to carry on its business as it is now being conducted and as proposed to be conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the assets owned or leased by it makes such licensing or qualification necessary other than jurisdictions in which the failure to be so licensed or qualified, individually and in the aggregate, would not have or result in a BDM Material Adverse Effect or materially impair the ability of BDM to perform its obligations hereunder or under any other Related Document.

          (b) Each Material BDM Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease and operate all of its assets and to carry on its business as it is now being conducted and as proposed to be conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business or the character or location of the assets owned or leased by it makes such licensing or qualification necessary other than jurisdictions in which the failure to be so licensed or qualified, individually and in the aggregate, would not have or result in a BDM Material Adverse Effect or materially impair the ability of BDM to perform its obligations hereunder or under any other Related Document.

          (c) BDM has delivered to Dentsu complete and correct copies of the Organizational Documents of BDM, as amended, modified or waived through and in effect on the date hereof. Each of the Organizational Documents of BDM is in full force and effect.

          2.2. Capitalization, Title to Shares, etc. (a) As of the date
               ------------------------------------
immediately prior to the filing of the Restated Charter, BDM's authorized capital stock consisted of 30,000,000 shares of common stock, par value $0.01 per share, of which 15,513,940 shares were issued and outstanding. As of the date hereof, BDM's authorized capital stock consists of: (y) 40,000,000 shares of Class A Stock, of which 4,274,248 shares have been reserved for issuance upon conversion of the Class B Stock being issued to Dentsu on the Closing Date, and
(z) 10,000,000 shares of Class B Stock. All outstanding shares of capital stock of BDM (other than the Shares) have been duly authorized and validity issued and are fully paid and nonassessable.

         (b) When issued and sold to Dentsu, the Shares (and any additional shares of Class B Common Stock issued to Dentsu pursuant to Section 4.3(b)) will be duly authorized, validly issued, fully paid and nonassessable. Upon the delivery of the Shares to Dentsu at the Closing, as provided for in this Agreement, Dentsu will acquire good and valid title to the Shares, free and clear of any Lien other than any Lien created by Dentsu and without violation of any preemptive rights. As of the Closing Date, the Shares will constitute 21.6% of the aggregate number of shares of BDM Common Stock outstanding as of such date (taking into account the Shares to be issued to Dentsu pursuant to this Agreement).

          (c) (i) Section 2.2(c)(i) of the disclosure schedule to this Agreement (the "Disclosure Schedule") contains the following complete and correct information for each Material BDM Subsidiary: (A) the name of such Subsidiary;
(B) its jurisdiction of incorporation; (C) a description of the shares of capital stock or other equity interests of such Subsidiary that are authorized or issued and outstanding, including the names and stockholding (or other equity holding) of each stockholder (or other equity holder) in such Subsidiary; and (D) the percentage of the outstanding shares of capital stock or other equity interests of such Subsidiary that is owned, directly and indirectly by BDM.

          (ii) All of the outstanding shares of capital stock or other equity interests set forth in Section 2.2(c)(i) of the Disclosure Schedule are duly authorized, validly issued, fully paid and nonassessable, and are owned (i) of record and beneficially by the member of the BDM Group set forth in Section 2.2
(c)(i) of the Disclosure Schedule, free and clear of any Liens, or (ii) of record and, to the Knowledge of BDM, beneficially by each Person (other than a member of the BDM Group) set forth in Section 2.2(c)(i) of the Disclosure Schedule.

          (d) Except as set forth in the Related Documents and as otherwise disclosed in Section 2.2(d) of the Disclosure Schedule: (i) None of BDM or any Material BDM Subsidiary has any outstanding Convertible Securities or Stock Purchase Rights; (ii) none of BDM or any Material BDM Subsidiary is a party to any agreement or understanding pursuant to which it is or will be obligated to purchase or redeem any shares of its capital stock or any Convertible Securities or Stock Purchase Rights other than the stock purchase agreement that each stockholder of BDM (other than Dentsu) was required to enter into pursuant to the Merger Agreement (each a "BDM Stock Purchase Agreement"); and (iii) to the Knowledge of BDM, no securities holder of BDM or any Material BDM Subsidiary is a party to any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of any shares of the capital stock or other equity interests of BDM or any Material BDM Subsidiary, other than the voting trust agreement that each stockholder of BDM (other than Dentsu) was required to enter into pursuant to the Merger Agreement (the "BDM Voting Trust Agreement"). Except for the Related Documents, the BDM Stock Purchase Agreements and as otherwise disclosed in Section 2.2(d) of the Disclosure Schedule, there are no outstanding contractual or other rights or obligations to or of any Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of BDM or any Material BDM Subsidiary. Except as otherwise disclosed in Section 2.2(d) of the Disclosure Schedule, to the

Knowledge of BDM, each stockholder (other than Dentsu) of BDM is a party to the BDM Voting Trust Agreement and a BDM Stock Purchase Agreement.

                 2.3. Authority. BDM has full corporate power and authority to
                      ---------
execute and deliver this Agreement and each of the other Related Documents to which it is a party, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Related Documents by BDM, the performance of BDM's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have all been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by BDM and constitutes the legal, valid and binding obligation of BDM, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity. Upon due execution and delivery thereof as contemplated in this Agreement, each of the other Related Documents will have been duly executed and delivered by BDM and will constitute the legal, valid and binding obligation of BDM, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

                 2.4. No Conflict: BBH.  Except as disclosed in Section 2.4 of
                      ----------------
the Disclosure Schedule, the execution, delivery and performance by BDM of this Agreement and the other Related Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the passage of time or the giving of notice or both, result in (i) any conflict with or violation of any provision of any of the Organizational Documents of BDM, (ii) any conflict with, violation of, or default under any Law or Contractual Obligation applicable to any member of the BDM Group or (iii) the creation or imposition, or require the creation or imposition, of any Lien on any of the properties or revenues of any member of the BDM Group pursuant to any Law or Contractual Obligation except, in the case of clauses (ii) and (iii), to the extent that such conflict, violation, default or Lien, individually and in the aggregate, would not have or result in a BDM Material Adverse Effect, or materially impair the ability of BDM to perform its obligations hereunder or under any other Related Document. BDM has delivered to Dentsu a complete and correct copy of a letter, dated March 12, 2000, from BBH Holdings Ltd. ("BBH") to BDM, concerning "Change of Control" of the companies referred to in such letter. Such letter has been duly executed and delivered by BBH.

          2.5. Governmental Approvals and Other Consents. (a) Except as
               -----------------------------------------
disclosed in Section 2.5(a) of the Disclosure Schedule and except for the consents, approvals or authorizations applied for under the HSR Act and any required filings under the International Investment and Trade in Services Survey Act, no Governmental Approval or other Consent is or was required to be made or obtained by BDM in connection with the execution and delivery by BDM of this Agreement or any other Related Document, the consummation by BDM of the transactions contemplated hereby or thereby or the performance by BDM of any of its obligations contained herein or therein.

           (b) All Governmental Approvals and other Consents necessary in any material respect for, or otherwise material to, the conduct of the Business by the BDM Group have been duly obtained and will be in full force and effect as of the Closing Date. As of the Closing Date, each member of the BDM Group will be in compliance with all Governmental Approvals and other Consents held by it with respect to the Business, except for such failures so to comply that, individually and in the aggregate, would not have or result in a BDM Material Adverse Material Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any such Governmental Approval or Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof.

          2.6. Client Relationships.  Except as set forth in Section 2.6 to the
               --------------------
Disclosure Schedule: (i) since the closing of the Mergers, (A) neither BDM nor any Subsidiary has lost or resigned any Client account representing annual revenues in excess of $5,000,000; (B) to the knowledge of BDM, no Client account of BDM or any Subsidiary representing annual revenues in excess of $5,000,000 has been put up for review with such review still remaining unresolved; (ii) neither BDM nor any Subsidiary is subject to any contractual exclusivity provisions or other exclusivity arrangements that would prevent BDM or such Subsidiary from accepting a major assignment from any Client on the "Target List" (as such term is defined in the Alliance Agreement); and (iii) to the Knowledge of BDM, no existing Client that is material to the BDM Group taken as a whole has instituted a business conflict policy with respect to its Advertising Agencies that would prevent BDM or such Subsidiary from accepting a major assignment from any Client on such Target List.

          2.7. Financial Statements, Undisclosed Liabilities.  (a) TLG has
               ---------------------------------------------
heretofore delivered to Dentsu complete and correct copies of the following financial statements (the "Financial Statements"): (i) the consolidated balance sheets of Leo Burnett Worldwide, Inc. (which was subsequently renamed The Leo Group, Inc.) and its subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, shareholders' investments and cash flows for the years then ended, together with auditor's reports thereon by Arthur Andersen LLP, (ii) the consolidated balance sheets of Leo Burnett Company, Inc. (which was subsequently renamed Leo Burnett USA, Inc.) and its subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, shareholders' investments and cash flows for the years then ended, together with auditor's reports thereon by Arthur Andersen LLP (with the December 31, 1998 balance sheets described in clauses (i) and (ii) being sometimes herein collectively referred to as the "1998 Balance Sheets") and
(iii) the consolidated balance sheets of TLG and its subsidiaries as at March 31, 1999 and June 30, 1999 and the related consolidated statements of income, shareholders' investments and cash flows for the periods then ended. The Financial Statements are complete and correct in all respects, have been derived from the accounting books and records of the indicated entities, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in the Financial Statements subject, in the case of interim unaudited Financial Statements, only to normal recurring year-end adjustments (which adjustments are not material individually or in the aggregate). The Financial Statements fairly present the consolidated financial condition and consolidated results of operations of the indicated entities as of the dates and for the periods indicated.

          (b) To the Knowledge of BDM, no member of the TLG Group is subject to any liabilities or obligations of any nature (including unasserted claims), whether absolute, contingent, accrued or otherwise and whether due or to become due, that are material to the BDM Group taken as a whole and that are not shown or are in excess of amounts shown or reserved for in the 1998 Balance Sheets, other than: (i) liabilities that were incurred by TLG or such Subsidiary after the date of the December 31, 1998 balance sheet in the ordinary course of business consistent with past practice and (ii) liabilities specifically disclosed in the Disclosure Schedule or in the Offering Memorandum.

          2.8. Absence of Changes. (a) Between December 31, 1998 and the date of
               ------------------
this Agreement, except as set forth in the Disclosure Schedule or in the Offering Memorandum, no member of the TLG Group has:

          (i) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock;

          (ii) issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable or exercisable for any such shares;

       (iii) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt in excess of $5,000,000 in any one case, except for borrowings and repayments in the ordinary course of business consistent with past practice;

       (iv) mortgaged, pledged or otherwise subjected to any Lien, any of its material properties or assets, tangible or intangible, except for Permitted Liens in the ordinary course of business consistent with past practice;

       (v) forgiven, canceled, compromised, waived or released any material debts, claims or rights, except for debts, claims and rights against Persons other than any member of the TLG Group, forgiven, canceled, compromised, waived or released in the ordinary course of business consistent with past practice;

       (vi)   increased the compensation of any officer or employee, other than
(A) in the ordinary course of business consistent with past practice or (B) to comply with Law;

       (vii) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of a supplier or employee, that, individually or in the aggregate, could have or result in a TLG Material Adverse Effect;

       (viii) amended any of its Organizational Documents;

       (ix) changed in any material respect its accounting practices, policies or principles;

       (x) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation outside the ordinary course of business in excess of $5,000,000 in each case or $25,000,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person);

       (xi) disposed or agreed to dispose of any material properties or assets necessary for the conduct of the TLG Business other than in the ordinary course of business consistent with past practice;

          (xii) entered into any agreement outside the ordinary course of business consistent with past practice;

          (xiii) made any material changes in policies or practices relating to employment; or

          (xiv) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

          (b) Between January 31, 2000 (the closing date of the Mergers) and the date of this Agreement, except as set forth in the Disclosure Schedule, no member of the BDM Group has:

          (i) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock;

          (ii) issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable or exercisable for any such shares;

          (iii) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt in excess of $5,000,000 in any one case, except for borrowings and repayments in the ordinary course of business consistent with past practice;

          (iv) mortgaged, pledged or otherwise subjected to any Lien, any of its material properties or assets, tangible or intangible, except for Permitted Liens in the ordinary course of business consistent with past practice;

          (v) forgiven, canceled, compromised, waived or released any material debts, claims or rights, except for debts, claims and rights against Persons other than any member of the BDM Group, forgiven, canceled, compromised, waived or released in the ordinary course of business consistent with past practice;

          (vi) increased the compensation of any officer or employee, other than
     (A) in the ordinary course of business consistent with past practice or (B) to comply with Law;

          (vii) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of a supplier or employee, that, individually or in the aggregate, could have or result in a BDM Material Adverse Effect;

           (viii)  amended any of its Organizational Documents;

           (ix) changed in any material respect its accounting practices, policies or principles;

           (x) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation outside the ordinary course of business in excess of $5,000,000 in each case or $25,000,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person);

           (xi) disposed or agreed to dispose of any material properties or assets necessary for the conduct of the Business other than in the ordinary course of business consistent with past practice;

          (xii) entered into any agreement outside the ordinary course of business consistent with past practice;

          (xiii) made any material changes in policies, or practices relating to policies, of employment; or

          (xiv) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

           2.9.    Litigation.  Except as set forth in Section 2.9 of the
                   ----------
Disclosure Schedule, there are no judicial or administrative actions, proceedings or investigations pending or, to the Knowledge of BDM, threatened that, individually or in the aggregate, could reasonably be expected to impair the ability of BDM to perform its obligations hereunder or under any other Related Document, to have or result in a BDM Material Adverse Effect, or to impair materially the ability of BDM or the BDM Group to conduct the Business following the Closing. There are no outstanding orders, judgments, decrees or injunctions issued by any Governmental Authority against any member of the BDM Group that, individually or in the aggregate, in any way affect the Business and could reasonably be expected to have or result in a BDM Material Adverse Effect.

          2.10. Indebtedness. Section 2.10 of the Disclosure Schedule sets
                ------------
forth a list of all outstanding Indebtedness of BDM and its Subsidiaries as of the date hereof that exceeds US$5,000,000 in any instance. BDM has furnished to Dentsu true and correct copies of the respective credit agreements of TMG and TLG entered into in connection with the Mergers (including all exhibits and schedules thereto), and each such agreement is in full force and effect and no default of TMG, TLG or any of their respective Affiliates exists thereunder.

          2.11. Taxes. (a) Except as disclosed in Section 2.11 of the Disclosure
                -----
Schedule, or to the extent that a reserve has been provided in the applicable 1998 Balance Sheets: (i) BDM and each Subsidiary has filed all material Tax Returns required to be filed by it; (ii) all such Tax Returns are complete and accurate and disclose all material Taxes required to be paid by BDM or any subsidiary for the periods covered thereby and all material Taxes shown to be due on such Tax Returns have been timely paid; (iii) all material Taxes (whether or not shown on any Tax Return) owed by BDM or any Subsidiary and required to have been paid have been timely paid or, in the case of Taxes which BDM is presently contesting in good faith, BDM or such Subsidiary has established an adequate reserve for such Taxes; (iv) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to material Taxes of BDM or any Subsidiary; and (v) there are no material Liens for Taxes upon the assets of BDM or any subsidiary except Liens relating to current Taxes not yet due.

          (b) Leo Burnett Company, Inc. was classified as an "S corporation" within the meaning of Section 1361 of the Code for all periods from January 1, 1987 through December 31, 1998 for U.S. federal income tax purposes and during such period validly elected to be classified as an "S corporation" in each state where it filed a Tax Return on such basis.

          (c) As of the Closing Date, BDM will not constitute a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

          2.12. Compliance with Law, Contractual Obligations, etc. Except as
                -------------------------------------------------
disclosed in Section 2.12 of the Disclosure Schedule, (i) none of BDM or any Material BDM Subsidiary is in breach of any of the provisions of its Organizational Documents, other than in the case of any Material BDM Subsidiary, a violation that, individually or in the aggregate, would not have or result in a BDM Material Adverse Effect, and (ii) no member of the BDM Group is in violation of any applicable Law or Contractual Obligation, other than a violation that, individually or in the aggregate, would not have or result in a BDM Material Adverse Effect. To the Knowledge of BDM, no member of the

BDM Group has received any notice or has any knowledge of any claim alleging any such breach or violation.

          2.13. Securities Law Compliance. Based on the representations and
                -------------------------
warranties of Dentsu set forth in Section 3.6, the offer and sale of the Shares to Dentsu hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder.

          2.14. No Broker or Finder. Except as set forth on Section 2.14 of the
                -------------------
Disclosure Schedule, no brokerage or finder's commissions or fees payable in connection with the transactions contemplated by this Agreement or any other Related Document on account of any action taken by BDM, TLG, TMG or their respective representatives. BDM will indemnify Dentsu against and hold it harmless from any liability, loss or expense (including, without limitation, reasonable attorneys' fees) arising in connection with any claim for any such commissions or fees.

          2.15. Merger Documents. BDM has delivered to Dentsu complete and
                ----------------
correct copies of the Merger Agreement and all other documents required to be delivered or executed in connection therewith (the "Merger Documents"), including without limitation, the form of BDM Stock Purchase Agreement, the form of BDM Voting Trust Agreement, and all tax opinions contemplated thereby.

          2.16. Disclosure. To the Knowledge of BDM, documents furnished by or
                ----------
on behalf of TLG and TMG to Dentsu and its representatives in connection with the due diligence investigation of TLG and TMG, including in respect of the valuation of TLG and TMG, respectively, taken as a whole and as of the respective dates such documents were so furnished, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

          2.17. Offering Memorandum: BDM Material Adverse Effect. As of the date
                ------------------------------------------------
of delivery of the Offering Memorandum to the stockholders of TLG and TMG and as of January 31, 2000 (the closing date of the Mergers), the information (other than any information that was provided by Dentsu or any information derived therefrom) contained in the Offering Memorandum was complete and correct in all material respects and did not contain any untrue statement of a material fact or omit any material fact required to make the statements therein not misleading. Since January 31, 2000, there has not occurred any BDM Material Adverse Effect or, to the Knowledge of BDM, any event, fact or change that could reasonably be expected to lead to a BDM Material Adverse Effect.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                   OF DENTSU


          Dentsu represents and warrants to BDM as of the date hereof and as of the Closing Date as follows:

          3.1. Due Organization. Dentsu is a company duly organized and validly
               ----------------
existing under the laws of Japan, with all requisite power and authority to own, lease and operate all of its assets and to carry on its business as it is now being conducted and as proposed to be conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the assets owned or leased by it makes such licensing or qualification necessary other than jurisdictions in which the failure to be so licensed or qualified would not have a Dentsu Material Adverse Effect.

          3.2. Authority. Dentsu has full corporate power and authority to
               ---------
execute and deliver this Agreement and each of the other Related Documents to which it is a party, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Dentsu of this Agreement and each of the other Related Documents to which it is a party, the performance of Dentsu's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have all been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Dentsu and constitutes the legal, valid and binding obligation of Dentsu, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity. Upon due execution and delivery thereof, the other Related Documents shall have been duly executed and delivered by Dentsu, and they shall constitute the legal, valid and binding obligation of Dentsu, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

          3.3. No Conflict. The execution, delivery and performance by Dentsu of
               -----------
this Agreement and each of the other Related Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the passage of time or the giving of notice or both, result in (i) any conflict with or violation of any provision of the Organizational Documents of Dentsu, (ii) any conflict with, violation of, or default under any Law or Contractual Obligation applicable to Dentsu or (iii) the creation or imposition, or require the creation or imposition, of any Lien on any of the properties or revenues of Dentsu pursuant to any Law or Contractual Obligation except, in the case of clause (ii) and (iii), to the extent that any such conflict, violation, default or Lien, individually and in the aggregate, would not have or result in a Dentsu Material Adverse Effect or materially impair the ability of Dentsu to perform its obligations hereunder or under any other Related Document.

          3.4. Governmental Approvals and Other Consents. Except as disclosed in
               -----------------------------------------
Section 3.4 of the Disclosure Schedule and except for the consents, approvals or authorizations to be applied for under the HSR Act and any required filings under the International Investment and Trade in Services Survey Act, no Governmental Approval or other Consent is required to be made or obtained by Dentsu in connection with the execution and delivery by Dentsu of this Agreement or any other Related Document to which it is a party, the consummation by Dentsu of the transactions contemplated hereby or thereby or the performance by Dentsu of any of its obligations contained herein or therein.

          3.5. No Broker or Finder. Dentsu is obligated to pay an Advisory
               -------------------
Service Fee to Nomura Wasserstein Perella Co., Ltd. in connection with its advisory services. No other brokerage or finder's commissions or fees are payable in connection with the transactions contemplated by this Agreement or any other Related Document on account of any action taken by Dentsu or its representatives, and Dentsu will indemnify BDM and TLG against and hold BDM and TLG harmless from any liability, loss or expense (including, without limitation, reasonable attorney's fees) arising in connection with any claim for any such commissions or fees.

          3.6. Private Placement. (a) Dentsu understands that (y) the offering
               -----------------
and sale of the Shares are intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and (z) there is no existing public or other market for the Shares and there can be no assurance that Dentsu will be able to sell or dispose of the Shares.

          (b) Dentsu is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

          (c) Dentsu has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and it is capable of bearing the economic risks of such investment, including a complete loss of such investment.

          (d) Dentsu has had access to the management and records of the BDM Group and has been furnished with sufficient information in its opinion from the BDM Group for determining whether to invest in the Shares, and has been given the opportunity to ask questions of, and receive answers from, management of the BDM Group regarding the businesses and affairs of such group and concerning the terms and conditions of the Shares and other related matters.

          (e) Dentsu understands that the Shares will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from BDM in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, it represents that it is familiar with Rule 144 under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                                  ARTICLE IV
                               COVENANTS OF BDM

          4.1. Satisfaction of Closing Conditions; Notification. BDM shall
               ------------------------------------------------
endeavor to bring about the satisfaction as soon as possible of all the conditions contained in Sections 6.1 and 6.2. Without limiting the generality of the foregoing, BDM shall apply for and prosecute with reasonable diligence all applications for, and shall endeavor promptly to obtain, such Consents from such third parties and Governmental Authorities as shall be necessary to permit the consummation of the transactions contemplated by this Agreement including, without limitation, making the requisite filings with the United States Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the HSR Act. At all times prior to the Closing Date, BDM shall promptly notify Dentsu in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Article VI to be satisfied, promptly upon becoming aware of the same.

          4.2. Public Announcements. BDM and Dentsu contemplate issuing a
               --------------------
joint press release in connection with the execution and delivery of this Agreement and/or the closing of the transactions provided for herein. BDM shall not make, and BDM shall not permit its Affiliates to make, any other public announcement in respect of this Agreement, the other Related Documents or the transactions contemplated hereby or thereby without the prior written consent of Dentsu, which consent shall not be unreasonably withheld or delayed.

                4.3.  Further Actions. (a) BDM shall endeavor to take or cause
                      ---------------
to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for BDM to fulfill and perform its obligations in respect of this Agreement and the Related Documents, and otherwise to consummate and make effective the transactions contemplated hereby and thereby.

                (b) Without limiting the generality of Section 4.3(a), in the event that for any reason (including as a result of the rescission following the Closing Date of any repurchase or redemption by TLG or TMG of any shares of their stock prior to the effective date of the Mergers) the number of shares of Class B Stock issued to Dentsu on the Closing Date constitute less than 21.6% of the aggregate number of shares of BDM Common Stock outstanding as of the Closing Date (treating all shares of BDM Common Stock subject to the Share Replacement Options and any shares of BDM Common Stock, other than Employee Shares, that any former employee, shareholder or optionholder of TLG, TMG or any of their Affiliates has the right to receive as of the Closing Date or becomes entitled to receive as a result of any event occurring on or before the Closing Date as being outstanding for such purpose as of the Closing Date) (the "Aggregate Closing BDM Share Number"), then BDM shall issue to Dentsu, without additional payment, such number of additional shares of Class B Stock as may be required so that the aggregate number of shares of Class B Stock issued to Dentsu equals 21.6% of the Aggregate Closing BDM Share Number.

                4.4.  Conduct of BDM Business.  On and after the date hereof to
                      -----------------------
the Closing Date, except as expressly required by this Agreement or as otherwise expressly consented to by Dentsu in writing, BDM will, and BDM will cause each member of the BDM Group to:

                (i) carry on its business in, and only in, the ordinary course of business, in substantially the same manner as heretofore conducted, and endeavor to preserve intact its present business organization, keep available the services of its present officers and significant employees, and preserve its relationships with clients, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

                (ii) with respect to BDM only, not (i) declare dividends on any class of its capital stock or (ii) redeem or repurchase any shares of any class of its capital stock, other than redemptions or repurchases pursuant to the BDM Stock Purchase Agreements;

          (iii) not sell, transfer or otherwise dispose of, in a single or related series of transactions, a significant business unit of the BDM Group (whether such disposition takes the form of a sale of assets, a sale of Equity Securities of an entity that carries on such business or otherwise) for an aggregate consideration (including the aggregate principal amount of any assumed indebtedness) of more than $100,000,000;

          (iv) with respect to BDM only, not cause or permit any amendment, supplement, waiver or modification to or of any of its Organizational Documents;

          (v) not take any action or enter into any agreement that would result in the occurrence of a BDM Change of Control; and

          (vi) not agree or otherwise commit to take any of the actions described in the foregoing paragraphs (i) through (v).

          4.5.  Subsequent Financial Statements and Reports. From the date
                -------------------------------------------
hereof to and including the Closing Date, BDM will (i) provide to Dentsu such management reports as are delivered to the Board of Directors, and (ii) timely prepare, and promptly deliver to Dentsu, quarterly financial statements, to be in scope and detail consistent with such quarterly financial statements as historically distributed to the senior management of the TLG Group and the TMG Group, respectively, and have previously been delivered to Dentsu.

          4.6.  Issuance of Additional Shares of Class B Stock. BDM shall not
                ----------------------------------------------
issue any shares of Class B Stock to any Person other than to Dentsu in accordance with this Agreement.

          4.7.  Signatories to BDM Voting Trust Agreement and BDM Stock Purchase
                ----------------------------------------------------------------
Agreement. BDM shall use its best efforts to cause each securities holder of BDM
---------
who became or will become a securities holder of BDM pursuant to the terms of the Merger Agreement promptly to become a party to the BDM Voting Trust Agreement and a BDM Stock Purchase Agreement.

                                   ARTICLE V
                             COVENANTS OF DENTSU

          5.1. Satisfaction of Closing Conditions: Notification. Dentsu shall
               ------------------------------------------------
endeavor to bring about the satisfaction as soon as possible of all the conditions contained in Sections 6.1 and 6.3. Without limiting the generality of the foregoing, Dentsu shall apply for and prosecute with reasonable diligence all applications for, and shall endeavor promptly to obtain, such Consents from such third parties and Governmental Authorities as shall be materially necessary to permit the consummation of the transactions contemplated by this Agreement including, without limitation, making the requisite filings with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the HSR Act. At all times prior to the Closing Date, Dentsu shall promptly notify BDM and TLG in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Article VI to be satisfied, promptly upon becoming aware of the same.


          5.2. Public Announcements. BDM and Dentsu contemplate issuing a joint
               --------------------
press release in connection with the execution and delivery of this Agreement and/or the closing of the transactions provided for herein. Dentsu shall not, and shall not permit any of its Affiliates to, make any other public announcement in respect of this Agreement, the Related Documents or the transactions contemplated hereby or thereby without the prior written consent of BDM, which consent shall not be unreasonably withheld or delayed.

          5.3. Further Actions. Dentsu shall endeavor to take or cause to be
               ---------------
taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for Dentsu to fulfill and perform its obligations in respect of this Agreement and the Related Documents to which it is a party, or otherwise to consummate and make effective the transactions contemplated hereby and thereby.


                                  ARTICLE VI
                             CONDITIONS TO CLOSING


          6.1. Conditions to Obligations of Each Party. The obligations of BDM
               ---------------------------------------
and Dentsu to consummate the Closing shall be subject to the satisfaction, or waiver, on or prior to the Closing Date of the following conditions:

          (a) No Injunction, etc.  Consummation of the transactions contemplated
              ------------------
     hereby or by the Related Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; and no such Law that would have such an effect shall have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement or the Related Documents. No action or proceeding shall be pending or threatened by any Governmental Authority or other Person on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of any of the transactions contemplated hereby or by the Related Documents, or to recover any material damages or obtain other material relief as a result of such transactions, or that otherwise relates to the application of any such Law.

          (b) Government Approvals and Consents. All Governmental Approvals and
              ---------------------------------
     Consents required to be made or obtained by any party hereto or any other member of the BDM Group and the Dentsu Group, including without limitation the expiration or termination of the applicable waiting period pursuant to the HSR Act, in connection with the execution and delivery of this Agreement and the Related Documents or the consummation of the transactions contemplated hereby or thereby shall have been made or obtained.

          6.2. Conditions to Obligations of Dentsu. The obligations of Dentsu to
               -----------------------------------
consummate the Closing shall be subject to the satisfaction, or waiver, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of BDM contained in Article II and in any other Related Document shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date).

          (b) Performance of Agreements.  BDM shall have in all material
              -------------------------
     respects duly performed and complied with all agreements, covenants and conditions required by this Agreement or any Related Document to be performed or complied with by it prior to or on the Closing Date.

     (c) Officer's Certificate. BDM shall have delivered to Dentsu a
         ---------------------
certificate, dated the Closing Date and signed by an officer of BDM, in form and substance reasonably satisfactory to Dentsu, to the effect set forth in Sections 6.2(a), 6.2(b) and 6.2(d).

     (d) No Material Adverse Effect. No event, occurrence, fact, condition,
         --------------------------
change, development or effect shall exist or have occurred or come to exist (i) since the date hereof that, individually or in the aggregate, has had or resulted in or could reasonably be expected to become or result in, a BDM Material Adverse Effect, (ii) since the date of the 1998 Balance Sheet that, individually or in the aggregate, has had or resulted in or could reasonably be expected to become or result in, a TLG Material Adverse Effect, or (iii) since December 31, 1998 that, individually or in the aggregate, has had or resulted in or could reasonably be expected to become or result in, a TMG Material Adverse Effect.

     (e) Related Documents. Counterparts of each of the following
         -----------------
Related Documents shall have been duly executed by BDM and delivered to Dentsu:

             (1) a Registration Rights Agreement, between Dentsu and BDM, substantially in the form of Exhibit B (the "Registration Rights Agreement"); and

             (2) an Alliance Agreement, between Dentsu and BDM, substantially in the form of Exhibit C (the "Alliance Agreement").

     (f) Restated Charter and By-Laws. (1) An Amended and restated Certificate
         ----------------------------
of Incorporation for BDM, in the form of Exhibit A (the "Restated Charter"), shall have been duly adopted and filed with the Secretary of State of the State of Delaware, to become effective on or prior to the Closing Date; and

     (2) The by-laws of BDM shall have been amended to be in the form of Exhibit D (the "Restated By-Laws").

     (g) Opinions. Dentsu shall have received the following opinions of
         --------
         legal counsel and tax advisors addressed to it and dated the Closing
         Date:

             (1) opinion of Sidley & Austin, counsel to TLG and BDM, dated the Closing Date and substantially in the form of Exhibit E as to the matters set forth therin;

             (2) opinion of Kirkland & Ellis, counsel to TLG and BDM, dated the Closing Date and substantially in the form of Exhibit F as to the matters set forth therein;

             (3) opinion of Christian E. Kimball, General Counsel of BDM, dated the Closing Date and substantially in the form of Exhibit G as to the matters set forth therein; and

             (4) opinion of Kirkland & Ellis, tax counsel to TLG, concerning the U.S. federal income tax consequences of the Burnett Merger, dated the Closing Date and substantially in the same form as the opinion dated January 28, 2000 previously delivered to TLG, and opinion of Arthur Andersen LLP, tax adviser to TMG, concerning the U.S. federal income tax consequences of the MacManus Merger, dated the Closing Date and substantially in the same form as the opinion dated January 28, 2000 previously delivered to TLG and TMG.

     (h) Corporate and Other Proceedings. All corporate, partnership and other
         --------------------------------
  proceedings of each member of the BDM Group in connection with the transactions contemplated by this Agreement and the Related Documents, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Dentsu and its counsel, and Dentsu and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

    6.3. Conditions to Obligations of BDM. The obligation of BDM to consummate
         --------------------------------
the transactions contemplated hereby shall be subject to the satisfaction, or waiver, on or prior to the Closing Date, of the following additional conditions:

    (a)  Representations and Warranties. The representations and warranties of
         -------------------------------
  Dentsu contained in Article III and in any other Related Document shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects, at and as of such earlier date).

    (b)  Performance of Agreements. Dentsu shall have in all material respects
         --------------------------
  duly performed and complied with all agreements, covenants and con-ditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Officer's Certificate. Dentsu shall have delivered to BDM a
              ---------------------
  certificate, dated the Closing Date and signed by an officer of Dentsu, in form and substance reasonably satisfactory to BDM, to the effect set forth above in Sections 6.3(a) and 6.3(b).

          (d) Corporate Proceedings. All corporate proceedings of Dentsu in
              ---------------------
  connection with the transactions contemplated by this Agreement and the Related Documents, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to BDM and its counsel, and BDM and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

          (e) Alliance Agreement. The Alliance Agreement shall have been duly
              ------------------
  executed and delivered by Dentsu.

          (f) Opinion of Counsel. BDM shall have received the following opinions
              ------------------
  of legal counsel addressed to it and dated the Closing Date:

                    (1) opinion of Debevoise & Plimpton, counsel to Dentsu, dated the Closing Date and substantially in the form of Exhibit H as to the matters set forth therein (which opinion may rely on the opinion of Tokyo Eiwa referred to below as to such Japanese Law matters as Debevoise & Plimpton reasonably deems appropriate); and

                    (2) opinion of Tokyo Eiwa, counsel to Dentsu, dated the Closing Date and substantially in the form of Exhibit I.


                                  ARTICLE VII
                               PREEMPTIVE RIGHTS


          7.1. Preemptive Rights prior to the IPO. (a) Prior to the IPO and
               ----------------------------------
subject to paragraph (d) below, BDM shall not issue any additional Equity Securities (other than Employee Shares), unless BDM shall have provided written notice of such issuance (an "Issuance Notice") to Dentsu at least 45 days prior to the planned date of such issuance. The Issuance Notice shall set forth (i) the date on which such Equity Securities are to be issued (the "Issuance Date"), (ii) the per unit price of such Equity

Securities (the "Issuance Price"), (iii) the number of such Equity Securities to be issued (the "New Equity Securities") (assuming the exercise in full by Dentsu of its preemptive rights hereunder with respect to such issuance), and
(iv) any other material terms and conditions of such issuance. To the extent that any property other than the cash is to constitute payment for such New Equity Securities, the Issuance Price shall be calculated to reflect the fair market value of such other property as determined in good faith by the Board of Directors.

          (b) Subject to paragraph (e) below, Dentsu shall have the right, exercisable by delivery of written notice (the "Exercise Notice") to BDM during the 30-day period following the date of the Issuance Notice, to subscribe for up to 20% of the New Equity Securities, provided that any such New Equity Securities to be issued to Dentsu shall be shares of Class B Stock, or securities exchangeable for or convertible into or purchase rights in respect of Class B Stock, rather than Class A Stock. The Exercise Notice shall set forth the number of New Equity Securities (the "Exercise Amount") to be purchased by Dentsu and shall constitute the binding and irrevocable agreement of Dentsu to purchase the Exercise Amount of the Issuance Date and upon the terms and conditions set forth in the Issuance Notice. Should Dentsu fail to elect to purchase the full number of New Equity Securities that it has the right to purchase, BDM may, at its option, issue some or all of the remaining such securities (in the form of shares of Class A Stock, or securities exchangable for or convertible into or purchase rights in respect of Class A Stock) to one or more other Persons.

          (c) On the Issuance Date (assuming the delivery of an Exercise Notice, and subject to paragraph (d) below):

          (1) BDM shall (i) allot to Dentsu a number of New Equity Securities (in the form of shares of Class B Stock, or securities exchangable for or convertible into or purchase rights in respect of Class B Stock) equal to the Exercise Amount; (ii) issue and deliver to Dentsu, free and clear of any Liens, one or more certificates or other appropriate instruments representing such New Equity Securities registered in the name of Dentsu;
     (iii) deliver an opinion of counsel to BDM, reasonably acceptable to Dentsu, addressing favorably the due authorization and valid issuance of such New Equity Securities; and (iv) deliver a certificate signed by a duly authorized officer of BDM stating that, upon delivery to Dentsu of New Equity Securities and payment therefor by Dentsu, Dentsu will acquire good and valid title thereto, free and clear of any Lien (other than any Lien created by Dentsu) without violation of any preemptive rights, and in the case of the issuance of shares Class B Stock, such shares will be fully paid and nonassessable; and

               (2) Dentsu will pay to BDM, by wire transfer of immediately available funds to the account of BDM designated by BDM to Dentsu at least four Business Days prior to the Issuance Date, an amount equal to the product of (x) the Exercise Amount and (y) the Issuance Price.

               (d) If in connection with any issuance of New Equity Securities in a business combination or another strategic transaction where the consideration to be received by BDM is other than cash the BDM Board of Directors determines in good faith that it would not be practical to deliver to Dentsu a related Issuance Notice 45 days prior to the Issuance Date, BDM shall deliver such Issuance Notice to Dentsu as far in advance of such Issuance Date as it so determines to be practical (but in any event no later than one Business Day prior to such Issuance Date). In such event, Dentsu will still have 30 days after receipt of such Issuance Notice to deliver an Exercise Notice to BDM, and in the event it does so, the parties shall proceed to consummate the issuance of the Exercise Amount of New Equity Securities to Dentsu as set forth in paragraph (c) above on the related Issuance Date (if practicable) or as soon as practicable after the delivery of such Exercise Notice (if issuance on the related Issuance Date is not practicable). The parties further acknowledge that BDM will have no obligation to delay the issuance of the New Equity Securities to be issued to other investors pending the exercise by Dentsu of its preemptive rights with respect to such issuance.

               (e) If in connection with the issuance of any New Equity Securities constituting Convertible Securities or Stock Purchase Rights ("New Derivative Securities") the BDM Board of Directors determines in good faith that it is impracticable to grant Dentsu the preemptive rights with respect to such securities at the time of the issuance thereof, then BDM shall give written notice to Dentsu to such effect (which notice shall also include the information otherwise to be set forth in an Issuance Notice with respect to such New Equity Securities pursuant to Section 7.1(a)). In such event, notwithstanding the preceding provisions of this Section 7.1, Dentsu shall not have the right to purchase up to 20% of such New Derivative Securities at the time of the issuance thereof. Rather, Dentsu shall have the right to purchase, within 30 days after it has received notice from BDM of the conversion, exchange or exercise of any such New Derivative Securities (which notice shall be provided by BDM to Dentsu as soon as practicable after any such conversion or exchange), a number of shares of Class B Stock equal to 25% of the number of shares of BDM Common Stock into or for which such New Derivative Securities have been so converted, exchanged or exercised, at a purchase price per share equal to the sum of (i) the aggregate consideration, if any, paid to BDM for all such New Derivative Securities divided by the total number of shares of BDM Common Stock into or for which such New Derivative securities are convertible, exchangeable or exercisable, plus (ii) the price per share of BDM Common Stock, if any, paid or payable by the holders of such New Derivative Securities upon the conversion, exchange or exercise thereof.

                 7.2. Preemptive Rights with respect to the IPO. (a) At least 45
                      ------------------------------------------
days prior to the date of the initial filing (the "Initial Filing Date") by BDM of a registration statement under the Securities Act with respect to the IPO (the "IPO Registration Statement"), BDM shall provide to Dentsu written notice (the "IPO Issuance Notice") of its intention to so file. The IPO Issuance Notice shall set forth (i) the date on which the IPO is expected to occur, (ii) the number of shares of BDM Common Stock expected to be issued by BDM in the IPO assuming no exercise of any Over-Allotment Option (the "Base IPO Share Number")
(iii) the number of shares of BDM Common Stock potentially issuable with respect to any Over-Allotment Option, assuming the full exercise thereof (the "Over-Allotment Share Number"), (iv) the expected price range per share of BDM Common Stock to be issued in the IPO (the "Estimated Price Range"), and (v) and other terms and conditions of or fact material to such issuance. The IPO Issuance Notice shall also be accompanied by a copy of the most recent draft, if one exists, of the IPO Registration Statement.

                 (b) Dentsu shall have the right to subscribe for and to purchase from BDM, on the date of and contingent upon the closing of the IPO, a number of shares of Class B Stock equal to up to 25% of the Base IPO Share Number, plus an additional number of shares of Class B Stock equal to up to 25% of the Over-Allotment Share Number in the event and to the extent that the Over-Allotment Option is exercised. Such subscription right shall be exercisable by delivery of written notice (the "IPO Exercise Notice") to BDM at any time prior to the later of the 30/th/ day following the date of the IPO Issuance Notice and the second day prior to the initial filing of the IPO Registration Statement. The IPO Exercise Notice shall set forth (i) the number of shares of Class B Stock (the "Dentsu Base Shares") to be purchased by Dentsu in connection with the IPO assuming no exercise of any Over-Allotment Option (which number shall not exceed 25% of the Base IPO Share Amount), and (ii) the number of shares of Class B Stock (the "Dentsu Over-Allotment Shares" and, together with the Dentsu Base Shares, the "Dentsu IPO Shares") to be purchased by Dentsu in connection with the exercise of the Over-Allotment Option assuming such option is exercised in full (which number shall not exceed 25% of the Over-Allotment Share Number). The IPO Exercise Notice shall constitute the irrevocable commitment of Dentsu to purchase (1) on the date of the closing of the IPO, the Dentsu Base Shares and (2) on the date of the closing of any issuance of BDM Common Stock pursuant to any exercise of the Over-Allotment Option, the number of shares of Class B Stock equal to the number of shares being issued on such date pursuant to the Over-Allotment Option multiplied by a fraction equal to (x) the number of Dentsu Over-Allotment Shares divided by (y) the Over-Allotment Share Number, subject in each case only to the IPO Exercise Notice not having been withdrawn or modified in the limited circumstances set forth in Section 7.2(d).

          (c) Prior to the date of the closing of the IPO, provided that Dentsu has delivered to BDM an IPO Exercise Notice, BDM will deliver to Dentsu, promptly upon the filing thereof, a copy of (x) the IPO Registration Statement,
(y) each amendment thereto, and (z) each "prospectus" (as defined in Section 2(a)(10) of the Securities Act) delivered by BDM to any offeree with respect to the IPO. BDM will also provide Dentsu written notice of any change in the Estimated Price Range (a "Pricing Change Notice") or in the Base IPO Share Number (an "Issue Size Change Notice").

          (d) Dentsu shall have the right to withdraw or modify the IPO Exercise Notice only as follows:

          (1) If BDM delivers an Issue Size Change Notice setting forth a decrease in the Base IPO Share Number from that set forth in the IPO Issuance Notice (or the most recent Issue Size Change Notice), the number of Dentsu Base Shares shall be automatically reduced to 25% of the Base IPO Share Number set forth in such Issue Size Change Notice, provided that if the number of Dentsu Base Shares set forth in the IPO Exercise Notice or in the most recent Share Reduction Notice, as applicable, constituted less than 25% of the Base IPO Share Number set forth in the original IPO Issuance Notice or the most recent Issue Size Change Notice, as applicable (such percentage, the "Prior Notice Percentage"), Dentsu shall have the right, upon notice to BDM (a "Share Reduction Notice") given within 5 days of Such Issue Size Change Notice, to further reduce the number of Dentsu Base Shares to a percentage of the revised Base IPO Share Number not less than the Prior Notice Percentage.

          (2) If BDM delivers an Issue Size Change Notice setting forth an increase in the Base IPO Share Number from that set forth in the IPO Issuance Notice (or the most recent Issue Size Change Notice), Dentsu shall have the right, upon notice to BDM given within 5 days of such Issue Size Change Notice, to increase the number of Dentsu Base Shares to an amount not greater than 25% of the Base IPO Share Number set forth in such Issue Size Change Notice.

          (3) If BDM delivers a Pricing Change Notice setting forth an Estimated Price Range having an upper limit in excess of 200% of the upper limit of the Estimated Price Range set forth in the IPO Issuance Notice, Dentsu shall have the right, upon notice to BDM given within 5 days of such Pricing Change Notice, to either (x) withdraw the IPO Exercise Notice, or (y) to reduce the number of Dentsu Base Shares and/or the number of Dentsu Over-Allotment Shares.

          (4) Dentsu shall have the right to withdraw the IPO Exercise Notice, exercisable by delivery of written notice thereof to BDM, in the event that the closing of the IPO has not occurred by the first anniversary of the date of the IPO Exercise Notice.

          (e) On the closing date of the IPO and on any subsequent date of any closing of any issuance of BDM Common Stock pursuant to the Over-Allotment
Option:

          (1) BDM shall (i) allot to Dentsu a number of shares of Class B Stock equal to the number of Dentsu IPO Shares to be purchased on such date; (ii) issue and deliver to Dentsu, free and clear of any Liens (other than Liens created by Dentsu), one or more certificates representing such Dentsu IPO Shares, registered in the name of Dentsu; (iii) deliver an opinion of counsel to BDM, reasonably acceptable to Dentsu, addressing favorably the due authorization and valid issuance of such Dentsu IPO Shares, and (iv) deliver a certificate signed by a duly authorized officer of BDM stating that, upon delivery to Dentsu of such Dentsu IPO Shares, and payment therefor by Dentsu, Dentsu will acquire good and valid title to such shares, free and clear of any Lien (other than any Lien created by Dentsu) without violation of any preemptive rights, and such shares shall be fully paid and nonassessable; and (v) deliver to Dentsu a copy of the final prospectus with respect to the IPO, together with a representation that such final prospectus is complete and correct in all material respects and did not contain any untrue statement of a material fact or omit any material fact required to make the statements therein not misleading.

          (2) Dentsu will pay to BDM, by wire transfer of immediately available funds to an account designated by BDM at least four Business Days prior to the closing date of the IPO, an amount equal to the product of (x) the number of Dentsu IPO Shares and (y) the price per share of BDM Common Stock set forth on the cover of the final prospectus with respect to the IPO less all underwriting commissions and selling discounts included in such price.

          7.3 Termination of Preemptive Rights. The preemptive rights granted to
              --------------------------------
Dentsu pursuant to Sections 7.1 and 7.2 above shall automatically terminate in the event of any termination of the Alliance Agreement by BDM pursuant to clause
(3) of Section 7(a) thereof.

          7.4. Issuance of Class B Stock. BDM agrees that it will not issue or
               -------------------------
sell any shares of Class B Stock except pursuant to this Agreement, or as expressly permitted by the Restated Charter as in effect from time to time.


                                 ARTICLE VIII
                      STANDSTILL AND TRANSFER PROVISIONS


          8.1. Standstill. (a) Except as provided in Subsections (b) and (c)
               ----------
below, Dentsu shall not at any time, and shall cause its Affiliates not to, directly or indirectly, except with the prior written consent of the Board of
Directors:

          (i) acquire, or offer or propose to acquire, record or beneficial ownership of any additional shares of capital stock of BDM or any additional Convertible Securities or Stock Purchase Rights if as a result of such acquisition Dentsu and its Affiliates would become the record or beneficial owner of the greater of (x) (1) until the third anniversary of the Closing Date, more than 20% of the total number of outstanding shares of capital stock of BDM, or (2) thereafter, more than 25% of the total number of outstanding shares of capital stock of BDM, in each case calculated on a fully-diluted basis (taking into account all Employee Shares, whether or not issued, as well as any Share Replacement Options) and (y) the sum of (A) the number of shares of capital stock of BDM owned by any other Person or group of Persons acting in concert (other than any Employee Holder(s)), plus (B) 5% of the total number of outstanding shares of capital stock of BDM, calculated on a fully-diluted basis (taking into account all Employee Shares, whether or not issued, as well as any Share Replacement Options);

         (ii) make, or in any way cause or participate in, any "solicitation" of "proxies" (as such terms are defined or used in Rule 14a-1 under the Exchange Act) with respect to BDM, become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-1 under the Exchange Act) with respect to BDM, or seek to advise, encourage or influence any Person with respect to the voting of any voting securities of BDM;

        (iii) initiate, propose or otherwise solicit (or participate in the solicitation of) stockholders of BDM for the approval of one or more stockholder proposals, as described in Rule 14a-8 under the Exchange Act or otherwise, or induce or attempt to induce any other Person to initiate, propose or solicit any such stockholder proposal;

     (iv) nominate for election or otherwise seek to place any representative on the Board of Directors, other than the nomination and election of the "Class B Directors" as defined in and pursuant to Article IV of the Restated Charter;

     (v) in any manner, agree, attempt, seek or propose (or make any request for permission) to deposit any BDM Common Stock owned by Dentsu or any of its Affiliates, directly or indirectly, in any voting trust or similar arrangement or to subject any BDM Common Stock owned by Dentsu or any of its Affiliates to any other voting or proxy agreement, arrangement or understanding;

     (vi) form, join or in any way participate in any group, act in concert with any other Person or otherwise take any action or actions which would cause it to be deemed a "person" (for the purposes of Section 13(d) of the Exchange Act) with respect to any shares of capital stock of BDM;

     (vii) participate in or encourage the formation of any group (A) which owns, seeks or offers to acquire beneficial ownership of any shares of capital stock of BDM or any Convertible Securities or Stock Purchase Rights or (B) which seeks or offers to affect control of BDM for the purpose of circumventing any provision of this Agreement;

     (viii) (A) solicit, seek or offer to effect, (B) negotiate with or provide any information to any party with respect to, (C) make any public announcement, proposal, offer or filing under the Exchange Act, any similar statute or otherwise, or take any action to cause BDM to make any such announcement, proposal, offer or filing with respect to: (1) any form of business combination or similar transaction involving BDM or any Subsidiary thereof, including, without limitation, a merger, tender or exchange offer,
  (2) any form of restructuring, recapitalization or similar transaction in respect of BDM or (3) any disposition of all or substantially all of the assets of BDM;

     (ix) take any action challenging the validity or enforceability of any covenant or agreement contained in this Section 8.1; or

     (x) instigate, advise, assist, encourage or finance (or assist or arrange financing for) any Person in connection with any of the foregoing;

provided that nothing in this Section 8.1 shall (A) prohibit any person who is serving as a Director from, solely in his or her capacity as such Director, (x) taking any action or making any statement at any meeting of the Board of Directors or of any committee thereof; (y) making any statement to any Director, officer or agent of BDM; or
(z) making any statement or disclosure required under the federal securities laws or other applicable laws; (B) prohibit Dentsu or any of its Affiliates from taking any action in opposition to any "solicitation" of "proxies" (as such terms are defined or used in Rule 14a-1 under the Exchange Act) with respect to BDM by any Person other than BDM; or (C) restrict any private communications between Dentsu or any of its Affiliates and any person designated by Dentsu as a Director. BDM will furnish to Dentsu from time to time promptly, upon request, at BDM's expense a calculation showing the percentage of BDM's capital stock owned at the time by Dentsu and its Affiliates on a fully diluted basis (taking into account all authorized options, whether issued or unissued).

          (b) Notwithstanding Subsection (a) above, nothing contained in this
Section 8.1 or Section 8.2 shall prohibit Dentsu or any of its Affiliates from
(i) tendering any shares of BDM Common Stock into any tender or exchange offer made by any person other than Dentsu or an Affiliate of Dentsu, unless the Board of Directors has recommended that stockholders of BDM reject such offer and such recommendation has not been withdrawn (it being understood that Dentsu or any such Affiliate, as the case may be, may not tender any shares of BDM Common Stock pursuant to such tender or exchange offer until the Board of Directors has publicly taken a position with respect to such offer or has stated that it will remain neutral or is unable to take a position with respect thereto), in accordance with Rule 14e-2 under the Exchange Act, any successor regulation or otherwise; (ii) bidding or otherwise participating in any auction for BDM or any Subsidiary of BDM in the event that the Board of Directors of BDM has determined to sell BDM or such Subsidiary through such a procedure; (iii) purchasing at any time before and upon an IPO, additional shares of BDM Common Stock in accordance with Sections 7.1, 7.2 and 9.2.

          (c)  Dentsu's and its Affiliates' obligations contained in Subsection
(a) above shall be suspended and shall cease to be in effect if, after the IPO, any Person or group of Persons acting in concert (other than Employee Holder(s)), acquires in a single transaction or a series of related transactions, other than a Permitted Issuance, record or beneficial ownership of an aggregate number of shares of BDM Common Stock (a "Threshold Position") equal to or exceeding 20% of the total number of shares of a capital stock of BDM then outstanding, calculated on a fully-diluted basis (taking into account all Employee Shares, whether or not issued and any Share Replacement Options). Such suspension of Dentsu's and its Affiliates' obligations hereunder shall continue, and Dentsu shall have no obligations under Subsection (a) above, until such time, if ever, as of which no such Person or group of Persons acting in concert, other than Persons who acquired shares in a Permitted Issuance, owns beneficially or of record a Threshold Position, at which time Dentsu's and its Affiliates' obligations contained in Subsection (a) above shall be fully reinstated and thereafter applicable in accordance with their terms (provided that any actions taken by Dentsu during the time that such obligations were suspended shall remain valid and Dentsu shall have no obligation to reverse such actions or do anything else with respect thereto).

          (d) To the extent that Dentsu and its Affiliates are permitted to purchase additional shares of BDM Common Stock under the restrictions set forth in Subsection (a) above, Dentsu shall effect, and shall cause its Affiliates to effect, each such purchase: (i) in compliance with any policy adopted by the BDM Board of Directors regarding transactions in securities of BDM by Persons with access to inside information, (ii) in compliance with all applicable securities laws and (iii) with respect to purchases of shares on any stock exchange or securities market, pursuant to an orderly plan intended to minimize the potential disruptive effect of such purchases on the public trading markets for BDM's securities.

          8.2. Transfer Restrictions. (a) Dentsu may not Transfer any shares of
               ---------------------
BDM Common Stock held by it except: (i) in a Permitted Intercompany Transfer pursuant to Subsection (b) below, (ii) at any time following the earlier of the second anniversary of the Closing Date or the termination of the Alliance Agreement, in a Permitted Third Party Sale pursuant to Subsection (c) below,
(iii) at any time following the closing of an IPO, pursuant to Subsection (d) below; or (iv) otherwise with the approval of the Board of Directors.

          (b) Dentsu may at any time (whether prior to or following the IPO) Transfer any shares of BDM Common Stock pursuant to a Permitted Intercompany Transfer. A "Permitted Intercompany Transfer" means a transfer of some or all of the shares of BDM Common Stock then held by Dentsu to a direct or indirect wholly-owned Subsidiary of Dentsu (a "Permitted Dentsu Transferee"), provided that (x) such transferee shall have first agreed in writing in a form reasonably satisfactory to BDM to be bound by the provisions of this Agreement as if it were Dentsu hereunder, (y) such transfer shall be in compliance with the provisions of Subsection (e) below, and (z) Dentsu shall be responsible for all Taxes and other charges imposed in connection with such transfer (including any increased withholding taxes that may result therefrom). Upon any such transfer, any reference to "Dentsu" in this Agreement shall be deemed to be a reference to Dentsu and/or such Permitted Dentsu Transferee, as applicable. For so long as such Permitted Dentsu Transferee continues to hold shares of BDM Common Stock transferred to it pursuant to this Section 8.2(b), Dentsu shall not permit such Permitted Dentsu Transferee to cease to be a direct or indirect wholly-owned Subsidiary of Dentsu unless Dentsu first causes such Permitted Dentsu Transferee to transfer such shares to another Permitted Dentsu Transferee in a Permitted Intercompany Transfer.

          (c) Subject to Subsections (e) and (f) below, commencing on the earlier of (x) the second anniversary of the Closing Date and (y) any termination of the Alliance Agreement in accordance with its terms, Dentsu may transfer all or part of the shares of BDM Common Stock held by it in a private sale to a Permitted Purchaser (a "Permitted Third Party Sale"), provided that this Section 8.2(c) shall terminate on the closing of the IPO and thereafter any transfer other than a Permitted Intercompany Transfer shall be made pursuant to
Section 8.2(d). It shall be a condition to the consummation of any such Permitted Third Party Sale that the shares of BDM Common Stock have first been offered to BDM in accordance with the provisions of Section 9.2(b). It shall be a further condition to the consummation of any such Permitted Third Party Sale that the Permitted Purchaser shall have entered into an agreement with BDM in such form as BDM may reasonably prescribe (a "Permitted Purchaser Agreement") pursuant to which: (i) such Permitted Purchaser represents and warrants to BDM that it is a "Permitted Purchaser" as defined herein, (ii) for so long as such Permitted Purchaser continues to hold any of the shares of BDM Common Stock transferred to it by Dentsu (the "PTP Shares"), it will be bound by and entitled to the benefits of the provisions of Sections 8.1, 8.2, 8.3, 8.4, 13.4 and the other relevant Sections of Article XIII of this Agreement, and Article XI (as it applies to any failure of BDM to perform any covenant or agreement under this Agreement or the Registration Rights Agreement or to fulfill any obligation in respect of this Agreement or the Registration Rights Agreement) and Article XII, as if it were "Dentsu" for the purposes thereof (it being acknowledged, however, that (A) Dentsu will not be entitled to assign to such Permitted Purchaser, and such Permitted Purchaser will not succeed to, any corporate governance rights granted to Dentsu pursuant to Article IX, any preemptive rights granted to Dentsu pursuant to Section 7.1 or 7.2 or any other rights of Dentsu not listed above, and (B) Dentsu may also assign certain rights under the Registration Rights Agreement to such Permitted Purchaser pursuant to the applicable provisions of such agreement), (iii) such Permitted Purchaser makes representations and warranties to BDM with respect to the purchase of such PTP Shares and entering into such Permitted Purchaser Agreement comparable to those made by Dentsu in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 and (iv) such Permitted Purchaser agrees that prior to the completion of an IPO, such Permitted Purchaser may only transfer such PTP Shares in a Permitted Third Party Sale to a subsequent Permitted Purchaser.

          (d) Subject to Subsection (f) below, at any time following the closing of an IPO, Dentsu may Transfer any shares of BDM Common Stock then held by it
(i) in one or more public offerings pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act, (iii) through sales into any tender or exchange offer, to the extent permitted by Section 8.1(b); or (iv) in privately negotiated sales not effected on any securities exchange or through any automatic quotation system, provided that such sale (together with any previous sales by Dentsu to the same Person or group of related Persons) would not to the knowledge of Dentsu result in the transfer by Dentsu of more than 2% of the total number of outstanding shares of BDM Common Stock (calculated on a fully diluted basis) to any one Person or group of related Persons.

          (e) Dentsu may not Transfer any shares of BDM Common Stock except (i) pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof, and (ii) in compliance with any applicable state or foreign securities laws. No such Transfer of such securities other than pursuant to such an effective registration statement or pursuant to Rule 144 under the Securities Act shall be valid or effective unless Dentsu shall have delivered to BDM a legal opinion in form and substance reasonably satisfactory to BDM to the effect that such proposed Transfer is exempt from the registration requirements of the Securities Act. In the case of any Transfer of securities by Dentsu under Rule 144 under the Securities Act, Dentsu will provide BDM with a copy of any certificate provided by Dentsu to the broker or market-maker effecting such Transfer.

          (f) Dentsu may not Transfer any shares of Class B Stock pursuant to Subsection (c) or (d) above, provided that nothing shall prohibit Dentsu from converting any shares of Class B Stock into shares of Class A Stock and Transferring such shares of Class A Stock pursuant to such provisions.

          8.3. Legends. Each certificate representing shares of BDM Common Stock
               -------
issued to Dentsu, and each certificate representing shares of BDM Common Stock issued to any transferee, shall bear the following legends:

     "DURING THE TERM OF THE INVESTMENT AGREEMENT DATED MARCH 14, 2000 (THE "AGREEMENT") AMONG BDM, INC. (THE "COMPANY") AND DENTSU INC., THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") MAY ONLY BE TRANSFERRED IN A "PERMITTED THIRD PARTY SALE", OR IN A "PERMITTED INTERCOMPANY TRANSFER" (AS THOSE TERMS ARE DEFINED IN THE AGREEMENT) OR AS OTHERWISE SPECIFIED IN THE AGREEMENT.

     "THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION

     FROM THE REGISTRATION REQUIREMENTS THEREOF, (B) IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (C) IN COMPLIANCE WITH THE ADDITIONAL TRANSFER RESTRICTIONS AND REQUIREMENTS SET FORTH IN THE AGREEMENT."

          8.4.   Registration Rights. Dentsu shall have the registration rights
                 -------------------
set forth in the Registration Rights Agreement.


                                  ARTICLE IX
                        GOVERNANCE AND OTHER AGREEMENTS

          9.1.   Governance. (a) Dentsu shall have the rights set forth in the
                 ----------
Restated Charter to elect Directors.

          (b) At least 5 days prior to each meeting of the Board of Directors, the Secretary of BDM shall furnish to each Director an agenda for such meeting. The agenda for each Board of Directors meeting shall include any item which any of the Directors has delivered for inclusion therein in writing to the Secretary of BDM at least 8 days prior to the date scheduled for such meeting. The provisions of this Section 9.1(b) shall only apply for so long as Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 5% of the issued and outstanding BDM Common Stock.

          (c)(i) For so long as Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 15% of the total number of outstanding shares of BDM Common Stock, Dentsu will be entitled to designate one member of each principal committee of the Board of Directors that may exist from time to time, including, to the extent such committees exist, the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee, subject to applicable rules of the Commission and any stock exchange on which the BDM Common Stock is listed regarding requirements for the independence of members of such Committees or other relevant matters.

          (ii) At least 5 days prior to each meeting of any principal committee of the Board of Directors to which Dentsu is entitled to designate a member pursuant to Section 9.1(c)(i), the Secretary of BDM shall furnish to each member of such committee an agenda for such meeting. The agenda for each such committee meeting shall include any item which any of the members thereof has delivered for inclusion therein in writing to the Secretary of BDM at least 8 days prior to the date scheduled for such meeting.

          (d) Prior to the IPO and provided Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 15% of the total number of outstanding shares of BDM Common Stock, BDM shall take all actions necessary to ensure that none of the actions listed below is taken without Dentsu's Prior
Approval:

          (i) any acquisition in a single or series of related transactions, by BDM or any Subsidiary of BDM, directly or indirectly (whether such acquisition takes the form of a purchase of assets, a purchase of Equity Securities, by merger or otherwise), of any Major Competitor (as such term is defined in the Alliance Agreement);

          (ii) any disposition, in a single or series of related transactions, by BDM or any Subsidiary of BDM of a significant business unit of the BDM Group (whether such disposition takes the form of a sale of assets, a sale of Equity Securities of an entity that carries on such business or otherwise) for an aggregate consideration (including the aggregate principal amount of any assumed indebtedness) of more than $100,000,000;

          (iii) making of any investment, or establishment of any alliance, joint venture or other similar cooperative arrangement (other than a Permitted Joint Venture), by BDM or any of its Subsidiaries with or in any Major Competitor (as such term is defined in the Alliance Agreement) of Dentsu;

          (iv)  dismissal or appointment of the Chief Executive Officer of BDM;

          (v) any change in the principal external auditor for the BDM Group, provided that Dentsu will not unreasonably withhold or delay giving Dentsu's Prior Approval to any such change where the new auditor is one of the "Big 5" accounting firms as of the date hereof or firms of equivalent stature at the time of such proposed change;

          (vi) the occurrence of any material transaction or the entering into effect of any material arrangement between BDM or any BDM Subsidiary, on the one hand, and any shareholder thereof (other than Dentsu or, in the case of a BDM Subsidiary, BDM or any other BDM Subsidiary holding shares thereof) or any Affiliate of such shareholder (other than an Employment Related Transaction or Arrangement) unless (A) such transaction or arrangement is fully disclosed to Dentsu or during any period when an individual appointed by Dentsu is serving as a Director, to the Board of Directors of BDM and (B) the terms of such transaction or arrangement are as favorable to BDM or such Subsidiary as terms that would have been obtainable at the time for a comparable transaction or arrangement in arm's length dealings with an unrelated third person; and

          (vii) any issuance of shares of BDM Common Stock to Employees in excess of the number of authorized Employee Shares, or any issuance of Employee Shares at a price per share less than the per share fair market value of the BDM Common Stock (as determined in good faith by the Board of Directors or the Compensation Committee thereof) as of (A) the date of grant of the stock option or other incentive award pursuant to which such Employee Shares are being issued or (B) if such Employee Shares are being issued other than pursuant to a stock option or other incentive award, the date of issuance of such shares.

          (e) Until the earlier of (x) the closing of the IPO and (z) the second anniversary of the Closing Date, and provided Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 15% of the total number of outstanding shares of BDM Common Stock, BDM shall not take any action or enter into any agreement that would result in the occurrence of a BDM Change of Control without Dentsu's Prior Approval.

          9.2.   Rights of First Offer. (a) In the event that the IPO has not
                 ---------------------
taken place prior to the second anniversary of the Closing Date, from such second anniversary until the earlier of (x) the closing of the IPO and (y) the fifth anniversary of the Closing Date, BDM shall not agree to any transaction resulting in a BDM Change of Control (a "BDM COC Transaction") except pursuant to the following procedures:

          (1) BDM shall give Dentsu a written notice (a "COG Notice") stating that BDM is contemplating a BDM COC Transaction and setting forth in reasonable detail the material terms of the proposed transaction, including the price to the extent determined.

          (2) During the 45-day period ("Dentsu First Offer Period") following receipt of the COC Notice by Dentsu, Dentsu shall have an exclusive right to negotiate with BDM with respect to a BDM COC Transaction, which negotiations shall be conducted in good faith but neither party shall be under any obligation to commit to such a transaction. During the Dentsu First Offer Period, BDM shall not directly or indirectly solicit or encourage any inquiries or proposals for, or enter into or continue any discussions with respect to, any BDM COC Transaction with any third party.

          (3) At any time during the Dentsu First Offer Period, Dentsu may give BDM a written notice (a "Dentsu Offer Notice") offering to purchase 100% of the outstanding voting capital stock of BDM (other than shares of BDM Common Stock owned by Dentsu), which notice shall set forth the purchase price and other material terms of the offer.

          (4) BDM may accept the offer set forth in the Dentsu Offer Notice by delivering written notice of irrevocable acceptance thereof to Dentsu at any time during the 30 days following the receipt of the Dentsu Offer Notice, in which case the parties shall proceed to consummate the transaction promptly and in accordance with the terms and conditions of the offer, subject to receipt of any required third party approvals or Governmental Approvals, compliance with all Laws applicable thereto and the absence of any injunction or similar legal order preventing such transaction. If BDM has not accepted the offer set forth in the Dentsu Offer Notice within such 30-day period, BDM will have been deemed to have rejected such offer on the last day of such 30-day period.

          (5) If BDM does not accept the offer set forth in the Dentsu Offer Notice within 30 days following receipt thereof, or if no Dentsu Offer Notice is given by Dentsu during the Dentsu First Offer Period, BDM shall have until the 180/th/ day following the expiration of the Dentsu First Offer Period (if no Dentsu Offer Notice has been given) or the date of rejection by BDM of the offer set forth in the Dentsu Offer Notice (if such a notice has been given), as applicable, to negotiate and consummate a BDM COC Transaction with a third party at a price and on terms and conditions no less favorable to BDM than those specified in the Dentsu Offer Notice, if any. If a BDM COC Transaction is not consummated within such 180-day period, BDM shall not be permitted to agree to a BDM COC Transaction pursuant to this Section 9.2(a) without again complying with each requirement in this Section 9.2(a).

          (b) Dentsu shall not consummate any Permitted Third Party Sale pursuant to Section 8.2(c) without having first complied with the following procedures:

          (1) Dentsu shall give BDM a written notice (a "Transfer of Common Stock Notice") stating that Dentsu is contemplating the transfer of all or part of the shares of BDM Common Stock held by it in a private sale (a "Transfer of Common Stock") and setting forth in reasonable detail the material terms of the proposed transaction, including the number of shares of BDM Common Stock that Dentsu intends to transfer (the "Offered Shares") as well as the price to the extent determined.

          (2) During the 15 Business Day period ("BDM First Offer Period") following receipt of the Transfer of Common Stock Notice by BDM, BDM shall have an exclusive right to negotiate with Dentsu with respect to a Transfer of Common Stock to BDM or another Person or Persons designated by BDM, which negotiations shall be conducted in good faith but neither party shall be under any obligation to commit to such a transaction. During the BDM First Offer Period, Dentsu shall not directly or indirectly solicit or encourage any inquiries or proposals for, or enter into or continue any discussions with respect to, any Transfer of Common Stock with any third party.

          (3) At any time during the BDM First Offer Period, BDM may give Dentsu a written notice (a "BDM Offer Notice") offering to purchase 100% of the Offered Shares, which notice shall set forth the purchase price and other material terms of the offer.

          (4) Dentsu may accept the offer set forth in the BDM Offer Notice by delivering written notice of irrevocable acceptance thereof to BDM at any time during the 30 days following the receipt of the BDM Offer Notice, in which case the parties shall proceed to consummate the transaction promptly and in accordance with the terms and conditions of the offer, subject to receipt of any required third party approvals or Governmental Approvals, compliance with all Laws applicable thereto and the absence of any injunction or similar legal order preventing such transaction. If Dentsu has not accepted the offer set forth in the BDM Offer Notice within such 30-day period, Dentsu will have been deemed to have rejected such offer on the last day of such 30-day period.

          (5) If Dentsu does not accept the offer set forth in the BDM Offer Notice within 30 days following receipt thereof, or if no BDM Offer Notice is given by BDM during the BDM First Offer Period, Dentsu shall have until the 180/th/ day following the expiration of the BDM First Offer Period (if no BDM Offer Notice has been given) or the date of rejection by Dentsu of the offer set forth in the BDM Offer Notice (if such a notice has been given), as applicable, to negotiate and consummate a Transfer of Common Stock with a Permitted Purchaser in accordance with the provision of
     Section 8.2(c) and at a price and on terms and conditions no less favorable to Dentsu than those specified in the BDM Offer Notice, if any. If a Transfer of Common Stock is not consummated within such 180-day period, Dentsu shall not be permitted to effect a sale of the Offered Shares pursuant to Section 8.2(c) without again complying with each requirement in this Section 9.2(b).

          9.3.  Information and Inspection. (a) Prior to the IPO and provided
                --------------------------
Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 5% of the total number of outstanding shares of BDM Common Stock: (i) within 90 days after the end of each fiscal year, BDM shall provide Dentsu with consolidated balance sheets of BDM and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, cash flow, stockholders' equity and changes in financial position of BDM and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, accompanied by a report thereon of independent public accountants of recognized international standing selected by BDM (which report shall state, subject to any qualifications or limitations specified therein: (A) that such consolidated financial statements present fairly the financial position of BDM and its consolidated Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with generally accepted accounting principles and (B) that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards); and
(ii) within 45 days after the end of each calendar quarter, BDM shall also provide Dentsu with unaudited consolidated balance sheets of BDM and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, cash flow, stockholders' equity and changes in financial position of BDM and its Subsidiaries for such quarter and, to the extent provided by BDM to its stockholders generally or to its lenders, monthly financial statements and any other financial information regularly provided by BDM from time to time to its lenders.

          (b) Dentsu and its representatives (including its accountants and auditors) shall have the right to conduct an audit of the books and records of BDM regarding any report specified in Section 9.3(a). Such audit right may be exercised by Dentsu not more than twice during any 12-month period, and each audit shall be at the expense of Dentsu and take place at reasonable times, during normal business hours and after reasonable advance notice to BDM. At the request of Dentsu, BDM promptly shall make available such information, including access to such BDM employees, as is reasonably necessary to enable Dentsu and its representative (including its accountants and auditors) to verify the accuracy of any report specified in Section 9.3(a).

          9.4.  Filings Regarding Rule 144. At all times after the IPO, BDM will
                --------------------------
file the reports required to be filed by it under the Securities Act and the rules and regulations adopted by the Commission thereunder and will take such further action as BDM may reasonably request, all to the extent required from time to time to enable BDM to sell BDM Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Dentsu, BDM will deliver to Dentsu a written statement as to whether it has complied with such requirements.

          9.5.  Tax Cooperation. If BDM deducts or withholds any Taxes with
                ---------------
respect to any payment made by BDM to Dentsu, BDM shall promptly provide to Dentsu a copy of the official receipt in respect of such Taxes together with such other documents as Dentsu may reasonably request to enable Dentsu to claim a credit in respect of such Taxes. BDM shall also provide Dentsu such information and documents as Dentsu may reasonably request to enable Dentsu to claim a tax credit with respect to Taxes paid or accrued by any member of the BDM Group.

                                   ARTICLE X
                                  TERMINATION

          10.1. Termination. This Agreement may be terminated at any time prior
                -----------
to the Closing Date:

          (1) by the written agreement of Dentsu and BDM; or

          (2) by BDM or Dentsu by written notice to the other party at any time after 5:00 p.m. New York City time on June 30, 2000 if the Closing shall not have been consummated on or before such date and time, unless such date is extended by the mutual written consent of BDM and Dentsu.

          10.2. Effect of Termination. In the event of the termination of this
                ---------------------
Agreement, this Agreement shall have no further force or effect, and no party shall have any liability to the other party (or the other party's Affiliates or any of their respective officers, directors, shareholders, employees, agents, advisors or representatives) hereunder except as provided in Section 13.1 and except for any liability resulting from such party's breach of this Agreement, provided that the provisions of Section 8.1, Article XII and Article XIII shall survive any such termination.

                                  ARTICLE XI
                                INDEMNIFICATION

          11.1. Indemnification by BDM. (a) To the extent permitted by
                ----------------------
applicable law, BDM shall indemnify and hold harmless Dentsu, each Dentsu Affiliate and each officer, director, shareholder, employee, agent, adviser and representative of Dentsu and each Dentsu Affiliate from and against any and all Losses and Expenses incurred by such Persons in connection with or arising from:

          (1) any material inaccuracy of any representation or warranty of BDM contained in this Agreement, in any certificate delivered by or on behalf of BDM pursuant to Section 6.2(c) or under any of the Related Documents; or

          (2) any failure of BDM to perform any covenant or agreement hereunder or under any of the Related Documents or fulfill any other obligation in respect hereof or thereof.

          (b) BDM shall also indemnify and hold harmless Dentsu in respect of Dentsu's pro rata interest in any Losses or Expenses incurred by BDM or any of its Subsidiaries (calculated in accordance with clause (e) of Section 11.4 and after taking into account Dentsu's pro rata interest in (i) any insurance recovery actually claimed and received by BDM in respect thereof; and (ii) the amount of any net tax benefit actually claimed and received by BDM or any Subsidiary in respect thereof) resulting from the claims referred to in the third and fourth paragraphs of Section 2.9 of the Disclosure Schedule (as such claims may be amended from time to time).

          11.2. Indemnification by Dentsu. To the extent permitted by applicable
                -------------------------
law, Dentsu shall indemnify and hold harmless BDM and each BDM Affiliate, and each of their respective officers, directors, shareholders, employees, agents, advisers and representatives from and against any and all Losses and Expenses incurred by such Persons in connection with or arising from:

          (1) any material inaccuracy of any representation or warranty of Dentsu contained in this Agreement, in any certificate delivered by or on behalf of Dentsu pursuant to Section 6.3(c) or under any of the Related Documents; or

          (2) any failure of Dentsu to perform any covenant or agreement hereunder or under any of the Related Documents or fulfill any other obligation in respect hereof or thereof.

          11.3. Notice of Claims and Cure Period. Any Person seeking
                --------------------------------
indemnification hereunder (the "Indemnified Party") shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnifying Party") a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice a reference to the provision of this Agreement or any other Related Document upon which such claim is based. Furthermore, no Indemnified Party shall be entitled to assert any claim for indemnification hereunder unless (i) such Indemnified Party shall first have notified the Indemnifying Party in writing of the inaccuracy, breach or failure on which such claim is based at least 60 days prior to delivering the related Claim Notice and (ii) such inaccuracy, breach or failure shall remain uncured as of the date of such Claim Notice.

          11.4.  Limitations on Claims. (a) The claims for indemnification
                 ---------------------
contemplated under this Article XI are intended to constitute the sole remedies of the parties to this Agreement for monetary relief based on any breach of any representation, warranty or covenant or agreement of any Person under this Agreement or any other Related Document (other than the Registration Rights Agreement), and no other claim for damages or other form of monetary relief may be asserted by any party hereto based on any such breach.

          (b) Except for inaccuracies in the representations and warranties contained in Section 2.11 and for the indemnification obligation set forth in
Section 11.1(b), no Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any claim for indemnification pursuant to this
Article XI unless and until such claim has been finally determined pursuant to the provisions of Section 13.4 and the aggregate amount of all claims against the Indemnifying Party exceeds $5,000,000 as so determined.

          (c) Except for inaccuracies in the representations and warranties contained in Sections 2.2(a), 2.2(b), 2.2(d), and 2.3, and except for the indemnification obligation set forth in Section 11.1(b) the aggregate liability of BDM in respect of all claims based upon inaccuracies of the representations or warranties set forth in Article II shall not exceed $100,000,000.

          (d) Except for inaccuracies in the representations and warranties contained in Section 3.2, the aggregate liability of Dentsu in respect of all claims based upon inaccuracies of its representations or warranties set forth in
Article III shall not exceed $100,000,000.

          (e) In calculating the amount of any Loss or Expense for which any Indemnified Party is entitled to indemnification under this Article XI, there shall be deducted (i) any insurance recovery actually claimed and received by the Indemnified Party in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and (ii) the amount of any net tax benefit actually claimed and received by the Indemnified Party with respect to such Loss or Expense (after giving effect to the tax effect of receipt of the indemnification payments), provided that in no event shall the Indemnified Party have any obligation to make any claim or take any position or otherwise act in any manner with respect to any such possible claim or benefit with respect to any such Loss or Expense.

          11.5.  Termination of Indemnification. (a) Except as provided in
                 ------------------------------
Subsection (b) or (c) below, the indemnification obligations provided for in this Article XI shall terminate (x) with respect to any claim based on a failure to perform any covenant of an Indemnifying Party or the failure of an Indemnifying Party to perform any obligation, one year after discovery of such breach or failure by such Indemnified Party (unless a Claim Notice with respect to such claim shall have been given prior to the expiration of such period) and
(y) with respect to a claim based on any inaccuracy of any representation or warranty of an Indemnifying Party, eighteen (18) months after the Closing Date (unless a Claim Notice with respect to such claim shall have been given prior to the expiration of such period).

          (b) Notwithstanding Subsection (a) above, (i) the indemnification obligations of BDM set forth in Section 11.1(b) and with respect to any claim based on any inaccuracy of any of the representations and warranties set forth in Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.13 and 2.14 shall survive indefinitely, and (ii) the indemnification obligations of BDM with respect to any claim based on any inaccuracy of any of the Tax representations and warranties set forth in Subsection 2.11 shall terminate 60 days after the expiration of the applicable statute of limitations (unless a Claim Notice with respect to such claim shall have been given prior to the expiration of such period).

          (c) Notwithstanding Subsection (a) above, the indemnification obligations of Dentsu with respect to any claim based on any inaccuracy of any of the representations and warranties set forth in Subsections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 shall survive indefinitely.

          11.6.  Third Person Claims. (a) Subject to paragraph (b) below, the
                 -------------------
Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder, and in any such case the Indemnifying Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that (i) the Indemnifying Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and (ii) the Indemnified Party shall not, without the written consent of the Indemnifying Party

(which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnifying Party shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnifying Party has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

          (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages, the Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder if the Indemnifying Party has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnifying Party has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith; provided that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnifying Party has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnifying Party to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.


                                  ARTICLE XII
                                CONFIDENTIALITY

          12.1. Confidentiality of Terms of Related Documents. Except as may be
                ---------------------------------------------
required by law, by the rules of any securities exchange on which its securities are listed, or in accordance with Sections 4.2 and 5.2 hereof, each party shall keep confidential and not disclose (other than to its counsel, accountants, underwriters or other advisors or consultants in connection with (i) the negotiation or performance of this Agreement and the other Related Documents, (ii) the exercise by such party or its Affiliates of their rights with respect to this Agreement or any other Related Document, (iii) any debt or equity offering or other financing transaction entered into by such party or (iv) any business combination entered into by such party (subject to compliance with the provisions of Section 9.2, if applicable), and shall cause its Affiliates and its and their respective directors, officers, employees, representatives, agents and independent contractors to keep confidential and not disclose, any of the terms and conditions of this Agreement or any other Related Document to any third party without the prior written consent of the other party to this Agreement. Notwithstanding the foregoing, either party or any applicable Affiliate may include such information in its financial statements or notes thereto to the extent required by GAAP or other applicable generally accepted accounting principles.

          12.2.  Confidentiality of Certain Information.  Each party hereto
                 --------------------------------------
agrees, and each of their respective Affiliates shall be deemed to have agreed:

          (a) not to disclose or permit any other Person access to any confidential information relating to the other party to this Agreement which has been disclosed by such other party pursuant to this Agreement or any Related Document or during the course of the negotiations leading up to the execution of this Agreement ("Confidential Information"), except that such disclosure or access shall be permitted to (i) an Affiliate of such party or an employee, officer, director, agent, representative, external or internal auditor, independent contractor or attorney of such party or any Affiliate requiring access to the Confidential Information in the course of his or her employment or services, and such Persons shall have an obligation hereunder to keep the Confidential Information confidential, other than as provided in this Section 12.2 and in Section 12.3 below; (ii) regulatory authorities or securities exchanges, or (iii) an arbitrator or court to enforce the rights of such party or its Affiliates hereunder, provided that the disclosing party shall first notify the other party so that the other party may seek a protective order;

          (b) except with the prior consent of the other party (which shall be within the absolute discretion of such party and may be predicated on the payment of a separate royalty or other fee), not to use any Confidential Information to develop a new service or capability or to enhance an existing service or capability; and

          (c) to ensure that its Affiliates and its and their employees, officers, directors, agents, representatives, auditors, independent contractors and attorneys are advised of the confidential nature of the Confidential Information and are precluded from taking any action prohibited under this Section 12.1, provided that in any event each party shall be liable for any breach of this Section 12.1 by its Affiliates or its or their employees, officers, directors, agents, representatives, auditors, independent contractors, or attorneys.

          12.3. Exclusions. Nothing in this Article XII shall restrict any
                ----------
Person with respect to Confidential Information which:

          (a) that Person rightfully possessed before it received the information from a party, as evidenced by written documentation;

          (b) was at the time of disclosure to such Person in the public domain, or subsequently becomes publicly available through no fault of that Person;

          (c) is subsequently furnished rightfully to that Person by a third party not affiliated with any party and not known to be under restrictions on use or disclosure of such information;

          (d) is independently developed by an employee, agent or contractor of such Person; or

          (e) is required to be disclosed by law, regulation or court order, provided that the disclosing Person gives the affected party advance notice of the proposed disclosure in a timely manner.


                                 ARTICLE XIII
                                 MISCELLANEOUS

          13.1. Expenses. (a) Except as set forth below in this Section 13.1 or
                --------
as otherwise specifically provided for in this Agreement, each of BDM and Dentsu shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

          (b) If this Agreement is terminated pursuant to paragraph (2) of
Section 10.1 and the failure of the Closing to have been consummated by the date specified therein is attributable to BDM, including without limitation the failure of the conditions set forth in Subsections 6.2(a), (b), (c), (d), (e),
(f), and (g) to have been satisfied, then BDM shall promptly reimburse Dentsu for its expenses, costs and fees (including reasonable attorneys', auditors' and financing commitment fees) incurred in connection with the transactions contemplated hereby and any previous transactions negotiated between TLG and Dentsu since November 1998.

          (c) If this Agreement is terminated pursuant to paragraph (2) of
Section 10.1 and the failure of the Closing to have been consummated by the date specified therein is attributable to Dentsu, including without limitation the failure of the conditions set forth in Subsections 6.3(a), (b), (c) and (e) to have been satisfied, then Dentsu shall promptly reimburse BDM and TLG for their respective expenses, costs and fees (including reasonable attorneys', auditors' and financing commitment fees) incurred in connection with the transactions contemplated hereby and any previous transactions negotiated between TLG and Dentsu since November 1998.

          13.2. Notices. (a) All notices, requests, demands and other
                -------
communications under this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by Federal Express or other reputable overnight carrier or (iii) sent by telecopier (with a copy also sent by reputable overnight carrier; postage prepaid) to the party for which it is intended at the following address:

          (1)   if to Dentsu, to:

                Dentsu Inc.
                1-11, Tsukiji, Chuo-ku
                Tokyo 104-8426, Japan
                Attention: Mr. Fumio Oshima, Managing Director
                Telecopier No. (813) 5551-2009

                with a copy to:

                Debevoise & Plimpton
                875 Third Avenue
                New York, NY 10022
                Attention: Louis Begley
                Telecopier No. 212-909-6836

     or to such other address as Dentsu may have designated by notice hereunder; and

          (2)  if to BDM, to:

               BDM, Inc.
               35 West Wacker Drive
               Chicago, IL 60601
               Attention: Mr. Christian E. Kimball, Chief Administrative Officer Telecopier No. (312) 220-4029

               with a copy to:

               Sidley & Austin
               875 Third Avenue
               New York, NY 10022
               Attention: Michael H. Yanowitch
               Telecopier No. (212) 906-2021

     or to such other address as BDM may have designated by notice hereunder.

          (b) Every notice, demand, request or other communication hereunder shall be deemed to have been duly given or served: (i) on the date on which personally delivered, with receipt acknowledged, (ii) two Business Days after timely delivery to Federal Express or another overnight courier service, if sent by courier or (iii) upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the communication have been transmitted without error, if telecopied (subject to a copy of such communication also being sent by reputable overnight courier).

          13.3. GOVERNING LAW, ETC. THIS AGREEMENT SHALL BE GOVERNED IN ALL
                -------------------
RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          13.4. Arbitration. (a) Any dispute, controversy or claim arising out
                ------------
of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, will be submitted to the Chief Executive Officer of BDM and the President of Dentsu as soon as reasonably practicable for resolution.

          (b) If the Chief Executive Officer of BDM and the President of Dentsu are unable to resolve any such dispute, controversy or claim within 15 days after same is submitted to them, either party may at any time thereafter require that such dispute, controversy or claim be finally settled by binding arbitration. The arbitration shall be conducted in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of International Disputes in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York City, United States, and it shall be conducted in the English language provided that either party may submit testimony or documentary evidence in any language if it furnishes, upon the request of the other party, a translation into English of any such testimony or documentary evidence. The neutral organization designated to perform the functions specified in Rule 6 and Rules 7.7(b), 7.8 and 7.9 shall be the CPR Institute for Dispute Resolution. Notwithstanding Section 13.3 of this Agreement the arbitration and this clause shall be governed by Title 9 (Arbitration) of the United States Code.

          (c) The arbitration shall be conducted by three arbitrators. The arbitrators shall be selected as provided in the rules specified above.

          (d) In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may, within 90 days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to this Agreement or any other Related Documents. The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party hereto would be prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and the tribunal constituted under any Related Document, the ruling of the panel constituted hereunder shall control. In the case of a consolidated proceeding, the arbitrators in that proceeding shall be named in accordance with the provisions hereof.

          (e) The arbitral award shall be in writing, state the reasons for the award and be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. The arbitral award may not provide for punitive damages or any other relief not contemplated by this Agreement or the other relevant Related Documents.

          (f) All proceedings in connection with any arbitration, including its existence, the content of the proceedings and any decision, shall be kept confidential to the maximum extent possible consistent with the law.

          (g) Judgment upon the decision may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

          (h) Each party will bear a fifty percent (50%) share of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the arbitration tribunal, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

          13.5. Judicial Procedure. Nothing in Section 13.4 shall be construed
                -------------------
to prevent any party from seeking from a court a temporary restraining order or other temporary or preliminary relief to preserve the status quo pending final resolution of a dispute, controversy or claim pursuant to Section 13.4, or if such party makes a good faith determination that a breach of the terms of this Agreement or any other Related Document by another party is such that a temporary restraining order or other temporary or preliminary relief is the only appropriate and adequate remedy at such time.

          13.6. Binding Effect. This Agreement will be binding upon any inure to
                ---------------
the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          13.7. Assignment. This Agreement will not be assignable or otherwise
                -----------
transferable by any party hereto without the prior written consent of the other parties hereto.

          13.8. No Third-Party Beneficiaries. Except as provided in Article XI
                -----------------------------
with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the party hereto and their respective heirs, successors and permitted assigns.

          13.9. Amendment; Waivers, etc. No amendment, modification or discharge
                ------------------------
of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition will in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warrranty, covenant or agreement as to which there is no inaccuracy or breach.

          13.10.    Severability.  If any provision, including any phrase,
                    ------------
sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances will not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.


          13.11.    Headings.  The headings contained in this Agreement are for
                    --------
purposes of convenience only and will not affect the meaning or interpretation of this Agreement.

          13.12.    Counterparts.  This Agreement may be executed in several
                    ------------
counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument.

          13.13.    Interpretation.  Except as otherwise stated, reference to
                    --------------
Articles, Sections, Exhibits and Schedules means the Articles, Sections, Exhibits and Schedules of this Agreement. The words "including" or "includes" or similar terms used herein will be deemed to be followed by the words "without limitation," whether or not such additional words are actually set forth herein.

          13.14.    No Other Representations or Warranties; Adequacy of
                    ---------------------------------------------------
Investigation.  Each party hereby acknowledges that no such party or any
-------------
Affiliate thereof is
making any representation or warranty in connection with the transactions and other matters contemplated by this Agreement and the other Related Document other than those expressly set forth in this Agreement and the other Related Documents, and that no officer, employee or other agent or representative of any such party or any such Affiliate has the authority to make any additional representations and warranties on behalf of such party or any such Affiliate. Furthermore, Dentsu hereby acknowledges that it has been afforded an opportunity to undertake due diligence investigations of BDM and its Affiliates and has not uncovered as a result of any such investigation any facts indicating that any representation or warranty of BDM is not true and correct as of the date of this Agreement.

          13.15. Entire Agreement. This Agreement and the other Related
                 -----------------
Documents (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.




                           [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   BDM, INC.


                                   By /s/ Roger A. Haupt
                                      --------------------
                                      Name: Roger A. Haupt
                                      Title: Chief Executive Officer

                                   DENTSU INC.


                                   By /s/ Yutaka Narita
                                      -------------------
                                      Name: Yutaka Narita
                                      Title: President

                                                                     SCHEDULE A



                                  DEFINITIONS



          In this Schedule, in this Agreement and in any other document that refers to terms as defined herein, the following terms shall have the respective meanings assigned below (each such definition to be equally applicable to the plural and singular forms of the respective terms so defined):

          "Additional Shares" has the meaning specified in Section 7.1.

          "Advertising Services" means any type of advertising, business to business communications, marketing, market research, promotional or media buying services.

          "Affiliate" of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person. The term "control" as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Closing BDM Share Number" has the meaning set forth in
      Section 4.3(b)

          "Aggregate Purchase Price" has the meaning set forth in Section 1.1.

          "Agreement" means this Investment Agreement, including the Exhibits and Schedules hereto, as the same may be amended or modified from time to time in accordance with its terms.

          "Alliance Agreement" has the meaning set forth in Section 6.2.

          "Base IPO Share Number" has the meaning set forth in Section 7.2.

          "BBH" has the meaning set forth in Section 2.4.

      "BDM" has the meaning set forth in the Heading.

      "BDM Change of Control" means any decision by the Board of Directors to approve or permit any transaction, including without limitation any third party tender offer for voting capital stock of BDM and any merger, consolidation or similar business combination of BDM with or into any other Person, as a result of which the stockholders of BDM immediately prior to the consummation of such transaction would no longer control BDM (or if BDM is not the surviving entity, the Successor Entity) immediately thereafter. The term "control" means (i) the beneficial ownership by an Person or group of Persons of outstanding shares of voting capital stock of BDM (or any Successor Entity) entitled to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the stockholders of BDM (or any Successor Entity) in the election of directors, of (ii) the possession by any Person or group of Persons of the power, directly or indirectly, (A) to elect a majority of the board of directors of BDM (or any Successor Entity), or (B) to direct or cause the direction of the management and policies of or with respect to BDM (or any Successor Entity), whether through ownership of securities, by contract or otherwise.

      "BDM COC Transaction" has the meaning set forth in Section 9.2(a).

      "BDM Common Stock" means the common stock of BDM, including the Class A Stock and the Class B Stock.

      "BDM Convertible Securities" has the meaning set forth in Section 7.1.

      "BDM First Offer Period" has the meaning set forth in Section 9.2(b).

      "BDM Group" means, collectively, BDM and its Subsidiaries.

      "BDM Material Adverse Effect" means any event, occurrence, fact, condition, change, development or effect that is materially adverse to the business, operations, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the BDM Group taken as a whole.

      "BDM Offer Notice" has the meaning set forth in Section 9.2(b).

      "BDM Stock Purchase Agreement" has the meaning set forth in Section
2.2(d).

         "BDM Voting Trust Agreement" has the meaning set forth in Section
2.2(d).

         "Board of Directors" means the board of directors of BDM.

         "Burnett Merger" means the merger of the TAC with and into TLG in accordance with the Merger Agreement.

         "Business" means the business and operations of the BDM Group, taken as a whole, as previously or currently conducted or contemplated to be conducted (including the TLG Business and the TMG Business).

         "Business Day" means any day other than (i) a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois , London, England or Tokyo, Japan are authorized or obligated by law or executive order to close, (ii) December 29 and December 30 and (iii) the first Friday of December of each year (or such other day as BDM from time to time designates as its "Breakfast Day")

         "Claim Notice" has the meaning set forth in Section 11.3.

         "Class A Stock" means the Class A Common Stock, par value $0.01 per share, of BDM.

         "Class B Directors" means the director(s) of BDM elected by Dentsu and/or one or more Permitted Dentsu Transferees as holders of the Class B Stock pursuant to Article IV of the Restated Charter.

         "Class B Stock" means the Class B Common Stock, par value $0.01 per share, of BDM.

         "Client" means a purchaser of Advertising Services.

         "Closing" has the meaning set forth in Section 1.2.

         "Closing Date" has the meaning set forth in Section 1.2.

         "COC Notice" has the meaning set forth in Section 9.2.(a)

         "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the United States Securities and Exchange Commission or any successor agency.

          "Confidential Information" has the meaning set forth in Section
     12.2(a).

          "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

          "Contractual Obligation" shall mean, with respect to any Person, any provision of any mortgage or security issued by such Person or any of its Subsidiaries or of any lease, franchise, agreement, guaranty, instrument or undertaking to which such Person or any such Subsidiary is a party or by which it or any of its properties or assets is bound.

          "Convertible Securities" means, with respect to any Person, evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of capital stock of such Person or any Successor Entity, either immediately or upon the occurrence of a specified date or a specified date or a specified event.

          "Dentsu" has the meaning set forth in the Heading.

          "Dentsu Base IPO Shares" has the meaning set forth in Section 7.2.

          "Dentsu First Offer Period" has the meaning set forth in Section
     9.2(a).

          "Dentsu Group" means, collectively, Dentsu and its Subsidiaries.

          "Dentsu IPO Shares" has the meaning set forth in Section 7.2(b).

          "Dentsu Material Adverse Effect" means any event, occurrence, fact, condition, change, development or effect that is materially adverse to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the Dentsu Group taken as a whole.

          "Dentsu Offer Notice" has the meaning set forth in Section 9.2(a).

          "Dentsu Over-Allotment Shares" has the meaning set forth in Section
     7.2.

     "Dentsu's Prior Approval", in respect of an action or event, means: (i) prior written approval of such action or event by (x) any Director appointed by Dentsu, (y) any representative director of Dentsu, or (z) all 4 members of the Alliance Committee (as such term is defined in the Alliance Agreement) appointed by Dentsu, or (ii) the affirmative vote in favor of approving such action or event by all of the Class B Directors voting thereon at any meeting of the Board of Directors or any committee thereof (as reflected in the minutes of such meeting) or in any written consent in lieu of a meeting.

     "Director" means a member of the Board of Directors.

     "Disclosure Schedule" has the meaning set forth in Section 2.2.

     "Employee Holder(s)" means any Employee, group of Employees, entity controlled by a group of Employees, or a trust for the benefit of a group of Employees that hold shares of BDM Common Stock.

     "Employee Shares" means a pool of shares of BDM Common Stock available for issuance to Employees. As of the Closing Date, the number of authorized Employee Shares shall be 1,583,055, representing 8% of the number of shares of BDM Common Stock that will be outstanding as of the Closing Date (taking into account the Share Replacement Options and the shares of Class B Stock to be issued to Dentsu pursuant to this Agreement). Following the Closing, the number of authorized Employee Shares shall be: (i) adjusted proportionately from time to time in the event of any stock dividend, stock split or other subdivision or combination of the outstanding BDM Common Stock, (ii) decreased by the number of shares subject to options or other incentive awards granted to Employees from time to time,
(iii) increased by the number of shares subject to any such stock options or other incentive awards that are forfeited, canceled or expire unexercised, and
(iv) increased by the number of shares of BDM Common Stock purchased from time to time from any Employee pursuant to the applicable BDM Stock Purchase Agreement and the number of shares of BDM Common Stock, if any, purchased (or not issued) as a result of the claim referred to in the fourth paragraph of
Section 2.9 of the Disclosure Schedule (as such claim may be amended from time to time). The number of authorized Employee Shares shall not be reduced by any grant of Share Replacement Options.

     "Employees" means any employees, officers or directors of, or individual consultants to, any member of the BDM Group and any affiliated entity (even if not controlled by BDM).

       "Employment Related Transaction or Arrangement" means any transaction or arrangement between BDM or any BDM Subsidiary, on the one hand (the "employer"), and any shareholder thereof who is an officer, director or employee of or consultant to BDM or any BDM Subsidiary, on the other hand (the "employee"), that is entered into in the ordinary course of the business of such employer in respect of such employment or other relationship, including, without limitation, the payment of compensation and the provision of other employment-related perquisites, participation by the employee in employee benefit or welfare plans, the purchase by the employee of stock in BDM or any BDM Subsidiary and the participation of the employee in any stock-based incentive plans (and any related repurchases of such stock or stock-based awards).

       "Equity Securities" means (i) shares of capital stock, (ii) Convertible Securities, and (iii) Stock Purchase Rights.

       "Estimated Price Range" has the meaning set forth in Section 7.2.

       "Exchange Act" means the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

       "Exercise Amount" has the meaning set forth in Section 7.1.

       "Exercise Notice" has the meaning set forth in Section 7.1.

       "Expenses" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

       "Financial Statements" has the meaning set forth in Section 2.7.

       "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

                    "Governmental Approval" means any Consent of, with or to any
               Governmental Authority.

                    "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
               Act of 1976, as amended, and the rules and regulations thereunder.

                    "Indebtedness" (a) in respect of any member of the TLG
               Group, has the meaning set forth in the Credit Agreement dated January 28, 2000 among TLG, Bank of America, N.A., Citibank, N.A, Bank One, NA and the other financial institutions party thereto,
               (b) in respect of any member of the TMG Group, has the meaning set forth in the Amended and Restated Credit Agreement dated as of January 28, 2000 among TMG, DMB&B U.S.A., Inc., Bank of America, N.A., Citibank, N.A., Bank One, NA and the other financial institutions party thereto and (c) in respect of BDM, means any of the following, without duplication: (i) all indebtedness for borrowed money; (ii) all non-contingent reimbursement or payment obligations with respect to letters of credit, banker's acceptances, bank guarantees, surety bonds and similar instruments, other than any of same constituting Indebtedness of any member of the TLG Group or TMG Group; (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iv) all obligations with respect to capital leases (but not operating leases); (v) all indebtedness referred to in clauses (i) through (iv) above which are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest upon or in property (including accounts and contracts rights) owned by BDM, even though BDM has not assumed or become liable for the payment of such Indebtedness; and (vi) all guaranties in respect of indebtedness or obligations of Persons other than members of the TLG Group or the TMG Group of the types referred to in clauses (i) through (iv).

                    "Indemnified Party" has the meaning set forth in Section
               11.3.

                    "Indemnifying Party" has the meaning set forth in Section
               11.3.

                    "Initial Filing Date" has the meaning set forth in Section
               7.2.

                    "IPO" has the meaning set forth in the Recitals.

                    "IPO Exercise Notice" has the meaning set forth in Section
               7.2.

                    "IPO Issuance Notice" has the meaning set forth in Section
               7.2.

                    "IPO Registration Statement" has the meaning set forth in
               Section 7.2.

                    "Issuance Date" has the meaning set forth in Section 7.1.

                    "Issuance Notice Percentage" has the meaning set forth in
               Section 7.2.

                    "Issuance Price" has the meaning set forth in Section 7.1.

                    "Issue Size Change Notice" has the meaning set forth in
               Section 7.2.

                    "Knowledge of BDM" means the actual knowledge of any of the following officers of BDM: (i) the Chief Executive Officer, (ii) the Chairman, (iii) the Vice Chairman, (iv) the President, (v) each member of the Executive Committee (other than any member to be designated by Dentsu), (vi) the Chief Operating Officer, (vii) the Chief Administrative Officer, and (viii) the General
               Counsel.

                    "Law" means all applicable provisions of all (i)
               constitutions, treaties, statutes, and other requirements of law (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

                    "Lien" means any mortgage or deed of trust, pledge,
               hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

                    "Losses" means any and all losses, costs, obligations,
               liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or

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

               other charges (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims).

                    "MAC" means the TMG Acquisition Corp., the Delaware
               Corporation in existence immediately prior to the MacManus
               Merger.

                    "MacManus Merger" means the merger of MAC with and into TMG in accordance with the Merger Agreement.

                    "Material BDM Subsidiary" means any Subsidiary of BDM that would be a "significant subsidiary" (as that term is defined in the Commission's Regulation S-X) if BDM were a "registrant" for purposes of such definition, including without limitation the Subsidiaries of BDM listed in Section 2.2(c)(i) of the Disclosure Schedule.

                    "Material TLG Subsidiary" means any Subsidiary of TLG that would be a "significant subsidiary" (as that term is defined in the Commission's Regulation S-X) if TMG were a "registrant" for purposes of such definition.

                    "Material TMG Subsidiary" means any Subsidiary of TMG that would be a "significant subsidiary" (as that term is defined in the Commission's Regulation S-X) if TMG were a "registrant" for purposes of such definition.

                    "Merger Agreement" means that certain Agreement and Plan of
               Merger, dated as of December 30, 1999, by and among BDM, TLG, TMG, TAC and MAC.

                    "Merger Documents" has the meaning set forth in Section
               2.15.

                    "Merger" means, collectively, the MacManus Merger and the
               Burnett Merger.

                    "NASDAQ" means the Nasdaq Stock Market.

                    "New Convertible Securities" has the meaning set forth in
               Section 7.1(d).

                    "New Derivative Securities" has the meaning set forth in
               Section 7.1(e).

                    "New Equity Securities" has the meaning set forth in Section
               7.1(a).

                    "Offered Shares" has the meaning set forth in Section
               9.2(b).

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

                    "Offering Memorandum" means the Joint Proxy
               Statement/Private Placement Memorandum, dated December 30, 1999, that was delivered by BDM to the stockholders of TLG and TMG in connection with the Mergers.

                    "Organizational Documents" means, as to any Person, the
               articles of incorporation and by-laws, any partnership or limited liability company agreement, and deed of trust or any other documents serving similar purposes in the jurisdiction in which such Person is organized.

                    "Over-Allotment Option" means an option granted by BDM to
               the underwriters in connection with the IPO to cover over-allotments pursuant to the applicable underwriting agreement.

                    "Over-Allotment Share Number" has the meaning set forth in
               Section 7.2.

                    "Permitted Dentsu Transferee" has the meaning set forth in
               Section 8.2.

                    "Permitted Intercompany Transfer" has the meaning set forth in Section 8.2.

                    "Permitted Issuance" means the issuance of shares of BDM
               Common Stock as consideration in connection with any acquisition by BDM or any Affiliate (whether by purchase, merger or otherwise) of a business or businesses that the BDM Board of Directors has determined to be in the best interest of BDM and its stockholders.

                    "Permitted Joint Venture" means any alliance, joint venture or similar cooperative arrangement (A) to which BDM, Dentsu or any Affiliate thereof is a party as of the date of this Agreement, (B) to which BDM, Dentsu or any Affiliate thereof intends to hereafter become a party (and has disclosed such intention in writing to the other party prior to the date of this Agreement), (C) that is unrelated to Advertising Services, (D) that is related to Advertising Services but limited to speciality services not involving the offering of Advertising Services under the trade names of BDM, Dentsu, TLG or TMG (e.g., an arrangement relating to media buying, a production studio, etc.), or (E) that involves a joint or cooperative offering of Advertising Services but only in a single advertising market or region not including any of the "top twenty" advertising markets in the world (as measured by the country-by-country rankings for annual media expenditures published by Zenithmedia for the calendar year immediately preceding the date of entry into such alliance, joint venture or similar cooperative arrangement, or as measured by such other country-by-country ranking as may be agreed in writing by the parties from time to time).

                    "Permitted Liens" means (i) Liens reflected in the
               Disclosure Schedule, (ii) Liens for Taxes and other governmental charges and assessments with are not yet due and payable or which are being contested in good faith by appropriate proceedings,
               (iii) easements, rights of way, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting real property, (iv) statutory Liens in favor of lessors arising in connection with any property leased to any member of the TLG Group or the BDM Group, as applicable, (v) Liens reflected in the Financial Statements and (vi) any other Liens which do not materially interfere with the current use of properties affected thereby.

                    "Permitted Purchaser", with respect to shares of BDM Common
               Stock means a Person who would be permitted under Rule 13d-1(b)(1) under the Securities Exchange Act to report the acquisition of beneficial ownership of such shares on Schedule 13G under the Securities Exchange Act (assuming for such purposes that the BDM Common Stock were then registered under Section 12 of the Securities Exchange Act) and any analogous foreign Person, in each case that is generally in the business of investing in securities or holding securities for investment purposes, provided that such Person (i) is not a "Major Competitor" of BDM (as such term is defined in the Alliance Agreement) or an Affiliate thereof, (ii) does not hold any equity interest (other than a "Permitted Portfolio Investment" (as such term is defined in the Alliance Agreement)) in any such Major Competitor and
               (iii) no representative of such Person serves as an officer or director of any such Major Competitor.

                    "Permitted Purchaser Agreement" has the meaning set forth in
               Section 8.2(c).

                    "Permitted Third Party Sale" has the meaning set forth in
               Section 8.2(c).

                    "Person" mean any natural person, firm, partnership,
               association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

                    "Pricing Change Notice" has the meaning set forth in Section
               7.2.

                    "Prior Notice" has the meaning set forth in Section 7.1.

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

     "Prior Notice Percentage" has the meaning set forth in Section 7.2.

     "PTP Shares" has the meaning set forth in Section 8.2(c).

     "Registration Rights Agreement" has the meaning set forth in Section 6.2.

     "Related Documents means (i) this Agreement, (ii) the Alliance Agreement,
(iii) the Amended and Restated Certificate of Incorporation for BDM, substantially in the form of Exhibit A hereto, and (iv) the Registration Rights Agreement, of even date herewith, between BDM and Dentsu, as each such document may be amended or modified from time to time in accordance with its respective terms.

     "Restated By-Laws" has the meaning set forth in Section 6.2.

     "Restated Charter" has the meaning set forth in Section 6.2.

     "Securities Act" means the Securities Act of 1933, or any successor statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor statute.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

     "Share Reduction Notice" has the meaning set forth in Section 7.2.

     "Share Replacement Options" means any stock options granted by BDM to Employees to purchase shares of BDM Common Stock with an exercise price equal to the book value per share of BDM Common Stock, but only to the extent that such options are coupled with a prior or concurrent repurchase by BDM (or TLG or TMG) from such Employee of an equal number of shares of BDM Common Stock (or stock of TLG or TMG) at book value.

     "Shares" has the meaning set forth in Section 1.1.

     "Stock Purchase Rights" means, in respect of any Person, any options, warrants or other securities or rights (preemptive or otherwise) to subscribe to or exercisable for the purchase of shares of capital stock or any Convertible Securities of such Person or any Successor Entity, whether or not immediately exercisable.

     "Subsidiary" of a Person means: (a) any corporation, association or other business entity (i) of which more than 50% of the voting power of the outstanding voting stock is beneficially owned, directly or indirectly, by such Person or (ii) the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, (b) any corporation, association or other business entity whose voting stock is publicly traded if such Person beneficially owns, directly or indirectly, shares of voting stock representing more than 30% of the voting power of all outstanding voting stock unless some other Person beneficially owns, directly or indirectly, shares of voting stock representing more than 30% of such voting power, (c) any partnership in which such Person or one or more Subsidiaries thereof is a general partner and either (i) such Person and its Subsidiaries together own a majority of the partnership interests thereof or (ii) such Person otherwise directly or indirectly controls such partnership in such a manner as to permit the accounts of such partnership to be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP or, (d) any limited liability company in respect of which such Person is a manager or managing member and either (i) such Person and its Subsidiaries together own a majority of the membership interests thereof or (ii) such Person otherwise directly or indirectly controls such limited liability company in such a manner as to permit the accounts of such limited liability company to be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP.

     "Successor Entity" means, in respect of any Person participating in a merger, consolidation or other business combination in which such Person is not the surviving entity, the surviving entity in such transaction.

     "TAC" means the TLG Acquisition Corp., the Delaware Corporation in existence immediately prior to the Burnett Merger.

     "Tax" (and with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority.

     "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

     "Threshold Position" has the meaning set forth in Section 8.1.

     "TLG" has the meaning set forth in the Recitals.

     "TLG Business" means the business and operations of the TLG Group as currently conducted or contemplated to be conducted immediately prior to the Closing.

     "TLG Group" means, collectively, TLG and its Subsidiaries.

     "TLG Material Adverse Effect" means any event, occurrence, fact, condition, change, development or effect that is materially adverse to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of (i) TLG, (ii) any Material TLG Subsidiary, or (iii) the TLG Group taken as a whole.

     "TMG" has the meaning set forth in the Recitals.

     "TMG Business" means the business and operations of the TMG Group as conducted or contemplated to be conducted immediately prior to the Closing.

     "TMG Group" means, collectively, TMG and its Subsidiaries.

     "TMG Material Adverse Effect" means any event, occurrence, fact, condition, change, development or effect that is materially adverse to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of (i) TMG, (ii) any Material TMG Subsidiary, or (iii) the TMG Group taken as a whole.

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

     "Transfer" means, with respect to any property, any sale, transfer or other disposition of, or the granting of any option or the right to acquire, such property or any interest therein (other than any such disposition creating any Lien), in each case whether effected directly or indirectly by means of a Transfer of any interest in another Person.

     "Transfer of Common Stock" has the meaning set forth in Section 9.2(b).

     "Transfer of Common Stock Notice" has the meaning set forth in Section 9.2(b).

     "1998 Balance Sheets" has the meaning set forth in Section 2.7.

                                     A-15